                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) December 7, 2000




                             FOREST OIL CORPORATION
               (Exact name of registrant as specified in charter)




         New York                    1-13515                     25-0484900
 (State or other juris-            (Commission                 (IRS Employer
diction of incorporation)          file number)              Identification No.)



       2200 Colorado State Bank Building, 1600 Broadway, Denver, CO 80202
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 812-1400

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On December 7, 2000 Forest Oil Corporation (Forest) announced the completion of its merger with Forcenergy Inc (Forcenergy) and approval of a 1-for-2 reverse split of Forest common stock by Forest shareholders. Pursuant to the terms of the merger agreement, and after giving effect to the reverse split of Forest common shares, Forcenergy stockholders received 0.8 of a Forest common share for each share of Forcenergy common stock they owned and 34.307 Forest common shares for each $1,000 stated value amount of Forcenergy preferred stock.

     Filed herewith are pro forma financial statements of the Company giving effect to the merger amd reverse stock split.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


     (a)  Financial Statements of Business Acquired

          Consolidated financial statements of Forcenergy Inc as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999

          Unaudited consolidated financial statements of Forcenergy
          Inc as of September 30, 2000 and December 31, 1999 and for the three and nine month periods ended September 30, 2000 and 1999.

     (b)  Pro Forma Financial Statements

          Condensed pro forma combined financial statements of Forest Oil Corporation at September 30, 2000 and for the nine months ended September 30, 2000.

     (c)  Exhibit

          23.1     Consent of PricewaterhouseCoopers LLP

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FOREST OIL CORPORATION
                                          (Registrant)


Dated: February 20, 2001               By /s/ Joan C. Sonnen
                                         --------------------------------
                                         Joan C. Sonnen
                                         Vice President - Controller and
                                         Chief Accounting Officer

                                 FORCENERGY INC

                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND
                        FOR EACH OF THE YEARS IN THE
                        THREE-YEAR PERIOD ENDED
                        DECEMBER 31, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Forcenergy Inc

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Forcenergy Inc ("Successor") at December 31, 1999 and Forcenergy Inc. ("Predecessor") at December 31, 1998 (collectively, the "Company"), and the results of the Company's operations and cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Notes 1 and 2 to the consolidated financial statements, on March 21, 1999, the Company filed a voluntary petition for relief, under Chapter 11 of Title 11 of the United States Code ("Chapter 11"), with the United States Bankruptcy Court for the Eastern District of Louisiana. The Company's Plan of Reorganization, as amended, became effective on February 15, 2000 and the Company emerged from Chapter 11. In connection with its emergence from Chapter 11, the Company adopted Fresh-Start Reporting as of December 31, 1999.

PricewaterhouseCoopers LLP

Miami, Florida
March 17, 2000

                                 FORCENERGY INC
                           CONSOLIDATED BALANCE SHEETS

                                                               SUCCESSOR      PREDECESSOR
                                                                COMPANY         COMPANY
                                                              ------------    ------------
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1999            1998
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
ASSETS:
CURRENT ASSETS:
  Cash......................................................    $ 96,506       $   1,690
  Accounts receivable, net..................................      41,332          28,433
  Other current assets......................................      18,862          19,668
                                                                      --              --
          Total current assets..............................     156,700          49,791
PROPERTY, PLANT AND EQUIPMENT, at cost (full cost method)
  net of accumulated depletion, depreciation and
  amortization..............................................     512,000         610,948
OTHER ASSETS................................................       6,701          17,729
                                                                --------       ---------
                                                                $675,401       $ 678,468
                                                                ========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
LIABILITIES NOT SUBJECT TO COMPROMISE:
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities..................    $120,928       $      --
                                                                --------       ---------
          Total current liabilities.........................     120,928              --
                                                                --------       ---------
LIABILITIES SUBJECT TO COMPROMISE:
  Accounts payable and accrued liabilities..................          --         107,020
  Long-term debt............................................          --         671,700
                                                                --------       ---------
          Total liabilities subject to compromise...........          --         778,720
                                                                --------       ---------
LONG-TERM DEBT..............................................     314,473              --
                                                                --------       ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.01 par value; 5,000,000 shares
     authorized; none issued or outstanding.................          --              --
  Common stock, $.01 par value; 50,000,000 shares
     authorized; 24,000,000 and 24,747,445 issued and
     outstanding at December 31, 1999 and 1998,
     respectively...........................................         240             247
  Capital in excess of par value............................     239,760         346,135
  Accumulated deficit.......................................          --        (446,634)
                                                                --------       ---------
          Total stockholders' equity (deficit)..............     240,000        (100,252)
                                                                --------       ---------
                                                                $675,401       $ 678,468
                                                                ========       =========


   The accompanying notes are an integral part of these financial statements.

                                 FORCENERGY INC
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     PREDECESSOR COMPANY
                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------
                                                              1999          1998           1997
                                                           ----------    -----------    -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Oil and gas sales......................................   $265,824      $ 272,410      $ 281,690
  Other..................................................        906          1,139          2,495
                                                            --------      ---------      ---------
                                                             266,730        273,549        284,185
                                                            --------      ---------      ---------
EXPENSES:
  Lease operating........................................     87,009         99,242         77,174
  Depletion, depreciation and amortization...............    116,400        145,856        113,347
  Production taxes.......................................      4,512          4,218          4,791
  General and administrative.............................     13,700         17,222         15,244
  Impairment of oil and gas properties...................         --        275,000        200,000
                                                            --------      ---------      ---------
                                                             221,621        541,538        410,556
                                                            --------      ---------      ---------
INCOME (LOSS) FROM OPERATIONS............................     45,109       (267,989)      (126,371)
Other income.............................................      6,958          1,572          3,354
Interest expense, net of amounts capitalized.............    (32,270)       (48,077)       (32,422)
                                                            --------      ---------      ---------
INCOME (LOSS) BEFORE REORGANIZATION ITEMS, INCOME TAX
  BENEFIT AND EXTRAORDINARY ITEM.........................     19,797       (314,494)      (155,439)
                                                            --------      ---------      ---------
REORGANIZATION ITEMS:
  Interest income........................................      2,293             --             --
  Professional and administrative fees...................    (16,205)            --             --
  Revaluation of assets to fair market value.............    (56,005)            --             --
                                                            --------      ---------      ---------
                                                             (69,917)            --             --
                                                            --------      ---------      ---------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM.....................................    (50,120)      (314,494)      (155,439)
Income tax benefit.......................................         --             --         20,621
                                                            --------      ---------      ---------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM..................    (50,120)      (314,494)      (134,818)
Extraordinary item -- gain on reorganization discharge of
  indebtedness...........................................    159,972             --             --
                                                            --------      ---------      ---------
NET INCOME (LOSS)........................................   $109,852      $(314,494)     $(134,818)
                                                            ========      =========      =========
PER COMMON SHARE:
  Net income (loss) before extraordinary item
     (basic and diluted).................................   $  (2.02)     $  (12.65)     $   (5.83)
  Extraordinary item -- gain on reorganization discharge
     of indebtedness (basic and diluted).................   $   6.46      $      --      $      --
  Net income (loss) (basic and diluted)..................   $   4.44      $  (12.65)     $   (5.83)
  Weighted average shares outstanding (basic and
     diluted)............................................     24,754         24,856         23,142


   The accompanying notes are an integral part of these financial statements.

                                 FORCENERGY INC
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                            COMMON STOCK       CAPITAL IN                      TOTAL
                                        --------------------   EXCESS OF    ACCUMULATED     STOCKHOLDERS
                                          SHARES      AMOUNT   PAR VALUE      DEFICIT     EQUITY (DEFICIT)
                                        -----------   ------   ----------   -----------   ----------------
                                                          (IN THOUSANDS, EXCEPT SHARES)
BALANCE, JANUARY 1, 1997..............   22,577,838    $226     $246,032     $   2,678        $248,936
Exercises of stock options and
  warrants............................      150,915       1        2,503            --           2,504
Issuance of common stock..............    2,775,864      28       98,341            --          98,369
Net loss..............................           --      --           --      (134,818)       (134,818)
                                        -----------    ----     --------     ---------        --------
BALANCE, DECEMBER 31, 1997............   25,504,617     255      346,876      (132,140)        214,991
                                        -----------    ----     --------     ---------        --------
Exercises of stock options............        3,675      --          187            --             187
Issuance of common stock..............    7,979,639      80      214,203            --         214,283
Subsidiary investment in parent
  common stock........................   (8,740,486)    (88)    (215,131)           --        (215,219)
Net loss..............................           --      --           --      (314,494)       (314,494)
                                        -----------    ----     --------     ---------        --------
BALANCE, DECEMBER 31, 1998............   24,747,445     247      346,135      (446,634)       (100,252)
                                        -----------    ----     --------     ---------        --------
Issuance of common stock..............        8,904      --           --            --              --
Net income............................           --      --           --       109,852         109,852
Cancellation of equity interests under
  plan of reorganization..............  (24,756,349)   (247)    (346,135)      336,782          (9,600)
Issuance of equity interests under
  plan of reorganization..............   24,000,000     240      239,760            --         240,000
                                        -----------    ----     --------     ---------        --------
BALANCE, DECEMBER 31, 1999 (Successor
  Company)............................   24,000,000    $240     $239,760     $      --        $240,000
                                        ===========    ====     ========     =========        ========

   The accompanying notes are an integral part of these financial statements.

                                 FORCENERGY INC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    PREDECESSOR COMPANY
                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1999       1998        1997
                                                              --------   ---------   ---------
                                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss).......................................  $109,852   $(314,494)  $(134,818)
                                                              --------   ---------   ---------
    Adjustments to reconcile net income (loss) to net
      cash provided by operating activities before
      reorganization items:
    Reorganization items....................................    69,917          --          --
    Extraordinary item -- gain on discharge of
      indebtedness..........................................  (159,972)         --          --
    Depletion, depreciation and amortization................   117,835     145,856     113,347
    Impairment of oil and gas properties....................        --     275,000     200,000
    Deferred income taxes...................................        --          --     (20,621)
    Sale of other assets....................................    (5,450)         --          --
    Other...................................................      (320)      1,000        (223)
    (Increase) decrease in accounts receivable..............   (12,899)     15,069         496
    (Increase) decrease in other current assets.............      (770)     10,563     (18,597)
    Increase in accounts payable and accrued liabilities....    26,808       8,859      38,037
                                                              --------   ---------   ---------
                                                                35,149     456,347     312,439
                                                              --------   ---------   ---------
    Net cash provided by operating activities before
      reorganization items..................................   145,001     141,853     177,621
    Reorganization items....................................   (69,917)         --          --
    Adjustments to reconcile reorganization items to cash
      used in reorganization items:
    Revaluation of assets to fair market value..............    56,005          --          --
    Accrued reorganization expenses.........................    11,236          --          --
                                                              --------   ---------   ---------
    Net cash used in reorganization items...................    (2,676)         --          --
                                                              --------   ---------   ---------
         Net cash provided by operating activities after
           reorganization items.............................   142,325     141,853     177,621
                                                              --------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisitions of oil and gas properties..................    (1,234)    (53,956)   (119,503)
    Capital expenditures....................................   (76,110)   (283,475)   (287,229)
    Sale of surety bonds....................................        --          --       4,426
    Dividends from affiliate................................        --       1,806         900
    Proceeds from sale of assets............................    10,084      13,987          --
    Change in other assets..................................     1,978         (70)        457
                                                              --------   ---------   ---------
         Net cash used in investing activities..............   (65,282)   (321,708)   (400,949)
                                                              --------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings under senior credit facility.................    26,473     315,500     287,144
    Repayments under senior credit facility.................    (8,700)   (150,364)   (253,512)
    Issuance of long-term debt, net of expenses.............        --          --     193,414
    Issuance of common stock, net...........................        --         361       2,661
                                                              --------   ---------   ---------
         Net cash provided by financing activities..........    17,773     165,497     229,707
                                                              --------   ---------   ---------
NET INCREASE (DECREASE) IN CASH.............................    94,816     (14,358)      6,379
CASH AT BEGINNING OF YEAR...................................     1,690      16,048       9,669
                                                              --------   ---------   ---------
CASH AT END OF YEAR.........................................  $ 96,506   $   1,690   $  16,048
                                                              ========   =========   =========

   The accompanying notes are an integral part of these financial statements.

                                 FORCENERGY INC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

     Forcenergy Inc, a Delaware Corporation, and its subsidiaries ("Forcenergy" or the "Company"), is an independent oil and gas company engaged in the exploration, acquisition, development, exploitation and production of oil and natural gas. The Company's principal areas of operation are the Gulf of Mexico and the Cook Inlet, Alaska.

     Forcenergy and its wholly-owned subsidiary Forcenergy Resources Inc. ("Resources") emerged from bankruptcy effective February 15, 2000 (See Note 2 for a more detailed discussion on the reorganized entity). The original voluntary petition for relief under Chapter 11 of Title 11 of the United States Code was filed on March 21, 1999 (the "Petition Date") in order to facilitate the restructuring of the Company's long-term debt, revolving credit, trade debt and other obligations. The filing was made in the United States Bankruptcy Court for the Eastern District of Louisiana in New Orleans (the "Bankruptcy Court"). While the Company operated under Chapter 11, certain claims against the Company at the Petition Date were stayed while the Company continued its operations as a debtor-in-possession. On January 19, 2000, the Bankruptcy Court approved the Company's Plan of Reorganization (the "Plan"), which became effective on February 15, 2000 (the "Emergence Date").

     The consolidated financial statements as of December 31, 1999 and for the year then ended included herein reflect accounting principles set forth in the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," ("SOP 90-7"), which provides guidance for financial reporting by entities that have filed voluntary petitions for relief under, and have reorganized in accordance with, the Bankruptcy Code. In accordance with guidance provided by SOP 90-7 the consummation of the Plan (the "Reorganization") has been reflected as though effective on December 31, 1999 (the "Effective Date").

     Under provisions of SOP 90-7 and fresh start reporting (See Note 2) the December 31, 1999 Consolidated Balance Sheet is the opening balance sheet of the reorganized company (the "Successor Company"). The December 31, 1999 Consolidated Balance Sheet includes all adjustments necessary to reflect assets at reorganization value and the Plan's treatment of creditor claims and previous equity interests. Since the December 31, 1999 Consolidated Balance Sheet was affected by the Reorganization and fresh-start reporting adjustments, it is not comparable in certain material respects to any of the consolidated balance sheets shown in these financial statements as of any prior date. The Consolidated Statements of Operations and Cash Flows for the years ended December 31, 1999, 1998 and 1997 each reflect the activities of the Company prior to the Effective Date (the "Predecessor Company"), however, the statements for 1999 do reflect certain Reorganization-related charges and credits.

NOTE 2 -- REORGANIZATION AND FRESH-START REPORTING

     In August 1999, the Company filed with the Bankruptcy Court a disclosure statement that included the proposed Plan. The Plan set forth the means for satisfying claims, including liabilities subject to compromise and equity interests in the Company. The disclosure statement was approved by the bankruptcy court on October 22, 1999, and the Plan was confirmed by the bankruptcy court on January 19, 2000.

                                 FORCENERGY INC

     The principal categories of claims classified as liabilities subject to compromise were as follows:

                                                              PREDECESSOR COMPANY
                                                                  DECEMBER 31,
                                                              --------------------
                                                               1999*        1998
                                                              --------    --------
Accounts payable and accrued liabilities....................  $ 72,532    $107,020
9 1/2% Senior Subordinated Notes............................   175,000     175,000
8 1/2% Senior Subordinated Notes............................   200,000     200,000
Prior Senior Credit Facility................................   314,473     296,700
                                                              --------    --------
                                                              $762,005    $778,720
                                                              ========    ========

     --------------------
     *    Prior to Effective Date

     The Plan segregated the above pre-petition liabilities into various secured and unsecured classifications for treatment according to priority of claim and subject to elections available to certain classes of claims. Secured trade claimants included in accounts payable and accrued liabilities received or will receive either cash payments (of between 80-100% of their claim, depending on priority), or a 3 1/2 year interest-bearing trade note payable. Holders of unsecured claims will receive common stock of the Successor Company (the "New Common Stock").

     On February 15, 2000, the Company issued 23,040,000 shares of New Common Stock in exchange for all of the outstanding 8.5% and 9.5% Senior Subordinated Notes, collectively (the "Senior Subordinated Notes"), including unpaid interest accrued through the Petition Date thereon of $8.4 million. The difference between the fair market value of the New Common Stock issued and the recorded amount of the unsecured claims, including deferred financing costs, resulted in a gain on discharge of indebtedness of $160 million included as an extraordinary item in the Statement of Operations for the year ended December 31, 1999. The unsecured claimants were also entitled to participate in the rights offering discussed below.

     On February 15, 2000, the Company and its existing bank lending group entered into a new senior credit facility (the "New Senior Credit Facility") that replaced the Company's prior senior credit facility (the "Prior Senior Credit Facility") and satisfied all pre-petition claims thereunder. Pursuant to provisions of the Plan and the New Senior Credit Facility the Company paid $66.9 million in cash on the Effective Date to the bank group, which included a repayment of $40 million in principal outstanding under the Prior Senior Credit Facility, $24.3 million in accrued interest, and loan fees and administrative expenses incurred by the bank group of $2.6 million. The $2.6 million of administrative expenses were accrued at December 31, 1999, and were included as reorganization items in the Consolidated Statement of Operations for the year ended December 31, 1999.

     In accordance with provisions of the Plan, all outstanding shares of the common stock of the Predecessor Company (the "Old Common Stock") were canceled effective as of the Emergence Date and the holders of Old Common Stock as of the January 28, 2000 record date received, on a pro-rata basis. 960,000 shares of New Common Stock and associated warrants to purchase 240,000 shares of New Common Stock at $16.67 per share (expiring on February 15, 2004) and warrants to purchase 240,000 shares of New Common Stock at $20.83 per share (expiring on February 15, 2005). The cancellation and issuance of these equity instruments was reflected in the Successor Company consolidated Balance Sheet and the Consolidated Statement of Stockholder's Equity at December 31, 1999.

     The Plan also provides for the payment of administrative costs incurred during the pendency of the Reorganization (primarily legal and financial advisory fees). The Company paid $5.0 million in administrative expenses during 1999 and accrued another $11.2 million at December 31, 1999, all of which are included in the Consolidated Statement of Operations for the year ended December 31, 1999, as a reorganization item.

                                 FORCENERGY INC

     The Plan required the Company to raise $40 million in additional equity capital. This was to be accomplished through a rights offering to unsecured claimants to purchase units that include one share of 14% Series A Cumulative Preferred Stock (the "Preferred Stock") and a warrant (the "Subscription Warrants") to purchase 45 shares of New Common Stock (collectively, the "Rights Offering") for $1,000 per unit. On March 20, 2000 the Rights Offering was closed with the issuance of 40,000 shares of Preferred Stock and Subscription Warrants to purchase 1,800,000 shares of New Common Stock. The net proceeds from the Rights Offering aggregated $38.8 million, net of offering costs of $1.2 million. The proceeds were used to pay down amounts outstanding under the New Senior Credit Facility (see proforma later in this footnote). The Preferred Stock is perpetual in nature and quarterly dividends are payable commencing March 31, 2000 in additional shares of Preferred Stock for the first four years thereafter. The Preferred Stock is non-convertible, and is callable by the Company at any time for 100% of liquidation preferences plus accrued but unpaid dividends. Holders of each share of Preferred Stock are entitled to one vote in matters requiring shareholder approval and vote as one class with the common shareholders. Only upon certain types of changes in control, the Company must redeem all outstanding Preferred Stock at 101% of liquidation preference plus accrued and unpaid dividends. The Subscription Warrants entitle the holder to purchase shares of New Common Stock at an initial exercise price of $10.00 per share. The Subscription Warrants are detachable and expire on March 15, 2010 or upon notice of expiration by the Company after March 20, 2004 if the market price of the New Common Stock has exceeded the exercise price of the Subscription Warrants for a period of 30 consecutive trading days. If the Company fails to pay a dividend for any two consecutive quarters or any six quarters in the aggregate, the holders of the Preferred Stock voting as a single class shall be entitled to elect two members of the board of directors. The terms of the Preferred Stock include other events of default, representations and warranties and affirmative and negative covenants typical for instruments of this type.

     Pursuant to the guidance provided by SOP 90-7 the Company adopted the provisions of fresh-start reporting and as discussed earlier the Reorganization was reflected at December 31, 1999. Under fresh-start reporting, the overall fair market value of the Company ("Reorganization Value") was allocated to the Successor Company's net assets using the purchase method of accounting.

     The Reorganization Value of $678.3 million was developed by the Company and the Company's independent financial advisors and represents the fair market value of working capital and the Company's oil and gas reserves. That value, less the New Senior Credit Facility, results in an equity value of $240 million. Working capital assets and liabilities of the Company at any given time as reflected in the consolidated financial statements are stated at fair market value.

     The methodologies used in the valuation of oil and gas reserves were the discounted cash flow ("DCF") and the Comparable Transactions Methods. The DCF valuation is based on the present value of the pre-tax cash flows from the Company's reserves discounted at 10% using escalated pricing consistent with the New York Mercantile Exchange ("NYMEX") futures curve, as of August 12, 1999 through 2001 and held flat thereafter at approximately $18.00 per barrel for oil and $2.50 per million cubic feet for gas. Cash flow has been risk adjusted and discounted based on industry accepted factors for reserves valuation. The DCF value of $510 million was compared to observed 1999 transaction values by region (Comparable Transactions Method) and deemed to be in a reasonable range of value for present industry conditions.

     Reorganization Value was less than the recorded amount of net assets immediately prior to emergence by $56.0 million, which was reflected as a revaluation of assets to fair market value under reorganization items in the Statement of Operations for the year ended December 31, 1999. See fresh-start reporting adjustment (b) below.

                                 FORCENERGY INC

     The effects of the Reorganization and related fresh-start reporting adjustments at December 31, 1999, are shown in the following consolidated balance sheet. Also presented is a proforma presentation as if all of the financing transactions and claims settlements incorporated in the Plan of Reorganization had been consummated as of December 31, 1999:

                                            PREDECESSOR                                 SUCCESSOR
                                              COMPANY                                    COMPANY                       PROFORMA
                                            DECEMBER 31,     DEBT                      DECEMBER 31,    PROFORMA      DECEMBER 31,
                                                1999       DISCHARGE    FRESH-START        1999       ADJUSTMENTS        1999
                                            ------------   ---------    -----------    ------------   -----------    ------------
                                                                                                       UNAUDITED      UNAUDITED
ASSETS
CURRENT ASSETS:
 Cash.....................................    $ 96,506     $     --      $     --        $ 96,506      $ 38,800(a)     $    670
                                                                                                        (47,241)(b)
                                                                                                        (11,236)(c)
                                                                                                        (76,159)(d)
 Accounts receivable, net.................      41,332           --            --          41,332            --          41,332
 Other current assets.....................      20,437       (1,461)(c)      (114)(b)      18,862            --          18,862
                                              --------     ---------     --------        --------      --------        --------
       Total current assets...............     158,275       (1,461)         (114)        156,700       (95,836)         60,864
PROPERTY, PLANT AND EQUIPMENT.............     565,348           --       (53,348)(b)     512,000            --         512,000
OTHER ASSETS..............................      16,546       (7,302)(c)    (2,543)(b,c)      6,701        1,200(a)        7,901
                                              --------     ---------     --------        --------      --------        --------
                                              $740,169     $ (8,763)     $(56,005)       $675,401      $(94,636)       $580,765
                                              ========     =========     ========        ========      ========        ========
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
 EQUITY:
LIABILITIES NOT SUBJECT TO COMPROMISE:
CURRENT LIABILITIES:
 Accounts payable and accrued
   liabilities............................    $120,928     $     --      $     --        $120,928      $(47,241)(b)    $ 41,534
                                                                                                        (11,236)(c)
                                                                                                        (20,917)(d)
                                              --------     ---------     --------        --------      --------        --------
       Total liabilities not subject to
        compromise........................     120,928           --            --         120,928       (79,394)         41,534
                                              --------     ---------     --------        --------      --------        --------
LIABILITIES SUBJECT TO COMPROMISE:
CURRENT LIABILITIES:
 Accounts payable and accrued
   liabilities............................      24,135      (24,135)(a)        --              --            --              --
                                              --------     ---------     --------        --------      --------        --------
 Long-term debt...........................     689,473     (375,000)(a)  (314,473)(d)          --            --              --
                                              --------     ---------     --------        --------      --------        --------
       Total liabilities subject to
        compromise........................     713,608     (399,135)     (314,473)             --            --              --
                                              --------     ---------     --------        --------      --------        --------
LONG-TERM DEBT............................          --           --       314,473(d)      314,473       (55,242)(d)     259,231
                                              --------     ---------     --------        --------      --------        --------
REDEEMABLE PREFERRED STOCK................          --           --            --              --        29,038(a)       29,038
                                              --------     ---------     --------        --------      --------        --------
STOCKHOLDER'S (DEFICIT) EQUITY:
 Common stock.............................         247          240(f)       (247)(e)         240            --             240
 Capital in excess of par value...........     346,135         (240)(f)  (336,535)(e)     239,760        10,962(a)      250,722
                                                            230,400(a)
 Accumulated deficit......................    (440,749)     159,972(a)    (56,005)(b,c)         --           --              --
                                                                          336,782(e)
                                              --------     ---------     --------        --------      --------        --------
       TOTAL STOCKHOLDERS (DEFICIT)
        EQUITY............................     (94,367)     390,372       (56,005)        240,000        10,962         250,962
                                              --------     ---------     --------        --------      --------        --------
                                              $740,169     $ (8,763)     $(56,005)       $675,401      $(94,636)       $580,765
                                              ========     =========     ========        ========      ========        ========


Reorganization and Fresh Start reporting adjustments:

     (a)  Discharge of indebtedness.

     (b) Revaluation of the Company's oil and gas properties to fair market value.

     (c) Elimination of deferred financing costs associated with Prior Senior Credit Facility.

     (d)  Establish the New Senior Credit Facility.

     (e) Cancellation of the Old Common Stock and elimination of accumulated deficit.

     (f)  Issuance of 24 million shares of New Common Stock.

Proforma Adjustments:

     (a)  Issuance of Redeemable Preferred Stock and Subscription Warrants.

     (b)  Satisfaction of remaining pre-petition claims.

     (c)  Payment of accrued reorganization expenses.

     (d) Payment of accrued interest and principal on the New Senior Credit Facility.

                                 FORCENERGY INC

NOTE 3 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Forcenergy Inc, and its subsidiaries after elimination of all intercompany transactions and balances.

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

CASH/CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash deposits with several financial institutions. At certain times, these deposits may exceed federally insured limits.

ACCOUNTS RECEIVABLE

     Accounts receivable relate primarily to sales of oil and gas production and amounts due from joint interest partners for expenditures made by the Company on behalf of such partners. The Company reviews the financial condition of potential purchasers and partners prior to signing sales or joint interest agreements. The allowance for doubtful accounts was $2,000,000 at December 31, 1999 and 1998. The Company requires certain forms of financial assurance from its most significant customers.

OIL AND GAS PROPERTIES

     The Company follows the full cost method of accounting for oil and gas properties whereby all productive and non-productive exploration, development and acquisition costs incurred for the purpose of finding oil and gas reserves are capitalized. Such capitalized costs include lease acquisition, geological and geophysical work, delay rentals, drilling, completing and equipping oil and gas wells, together with internal costs directly attributable to property acquisition, exploration and development activities. No gain or loss is recognized upon the sale or other disposition of oil and gas properties, except in unusually significant transactions.

     Depreciation, depletion and amortization of oil and gas properties are computed on a composite unit-of-production method based on estimated proved reserves. All costs associated with evaluated oil and gas properties, including an estimate of future development, restoration, dismantlement and abandonment costs associated therewith, are included in the computation base. The Company evaluates all unevaluated oil and gas properties on a quarterly basis to determine if any impairment has occurred or if the property has been otherwise evaluated. If a property has been evaluated, or if there is determined to be any impairment, costs related to the particular unevaluated properties are reclassified as an evaluated oil and gas property, and thus subject to amortization if there are proved reserves associated with the related cost center. Otherwise, such impairment will be recognized in the period in which it occurs.

     Under the Securities and Exchange Commission's full cost accounting rules, the Company reviews the carrying value of its oil and gas properties each quarter. Under full cost accounting rules, capitalized costs of oil and gas properties, net of deferred tax reserves, may not exceed the present value of estimated future net revenues from proved reserves, discounted at 10 percent, plus the lower of cost or fair market value of unproved properties, as adjusted for related tax effects. Application of this rule generally requires pricing

                                 FORCENERGY INC
future production at the unescalated oil and gas prices in effect at the end of each fiscal quarter and requires a permanent write-down of capitalized costs if the "ceiling" is exceeded, even if prices declined for only a short period of time.

     Under the provisions of fresh-start reporting the Company restated its oil and gas properties to fair market value ($510 million) at December 31, 1999 resulting in a non-cash charge to the Consolidated Statement of Operations for the year ended December 31, 1999 of approximately $54 million, which is reflected as a reorganization item (See Note 2). During the fourth quarter of 1998 and 1997 the Company recognized non-cash impairments of recorded oil and gas assets amounting to $275 million and $200 million ($162.8 million after tax), respectively, pursuant to the above discussed "ceiling test" provisions.

     The majority of the Company's oil and gas properties are located in the Gulf of Mexico and Cook Inlet, Alaska.

REVENUE RECOGNITION

     During 1999, 1998 and 1997, the Company maintained a hedging program on a portion of its estimated future production to provide a certain minimum level of cash flow from its sales of crude oil and natural gas (See Note 10). Any hedging gains or losses under these contracts are recognized in revenue upon monthly settlement of hedged production. All commodity price-hedging contracts in place prior to the Petition Date were cancelled during 1999 at the option of the counterparties subsequent to the Chapter 11 bankruptcy filing. The Company has subsequently entered into new contracts in 1999 and 2000 (See Note 10).

STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123") encourages, but does not require, companies to record compensation costs for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based employee compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options and warrants is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock (See Note 8).

INCOME TAXES

     The Company follows the asset and liability approach to account for income taxes. Under this method, deferred taxes are recognized for temporary differences between the book and tax basis of assets and liabilities. These temporary differences are measured using applicable enacted tax rates and provisions of enacted tax laws.

EARNINGS PER SHARE

     During 1997, the Company adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS No. 128") and has restated all years presented in accordance therewith. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share ("EPS") on the face of the statement of operations. Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in earnings (See Note 9).

                                 FORCENERGY INC

ENVIRONMENTAL EXPENDITURES

     Environmental expenditures relating to current operations are expensed or capitalized, as appropriate, depending on whether such expenditures provide future economic benefits. Liabilities are recognized when the expenditures are considered probable and can be reasonably estimated. Measurement of liabilities is based on currently enacted laws and regulations, existing technology and undiscounted site-specific costs. Generally, such recognition coincides with the Company's commitment to a formal plan of action.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company includes fair value information in the Notes to Consolidated Financial Statements when the fair value of its financial instruments can be determined and is different from the book value. The Company generally assumes the book value of those financial instruments that are classified as current approximate fair value because of the short maturity of these instruments. For non-current financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The statement requires companies to report the fair market value of derivatives on the balance sheet and record in income or other comprehensive income, as appropriate, any changes in the fair value of the derivative. SFAS No. 133 will become effective with respect to the Company on January 1, 2001. The Company is currently evaluating the impact of SFAS No. 133.

NOTE 4 -- ACQUISITIONS AND MERGERS

     The company had no material property acquisitions in 1999 during the pendency of the bankruptcy proceedings.

1998 ACQUISITIONS

     The Company completed several acquisitions during 1998 at an aggregate cost of approximately $54.0 million. The aggregate effect of these acquisitions on the results of operations of the Company for the periods presented was not material.

1997 ACQUISITIONS

     The Company completed several acquisitions during 1997 at an aggregate cost of approximately $220.5 million. The three most significant acquisitions, all of which were accounted for as purchases, are discussed below. The aggregate effect of other acquisitions on the results of operations of the Company for the periods presented was not material.

     On January 21, 1997, Forcenergy acquired all of the outstanding stock of Great Western Resources, Inc. ("Great Western") for approximately $48.3 million. The net assets acquired consisted primarily of producing oil and gas properties. The results of operations of the acquired properties are included in the Company's results of operations beginning January 21, 1997.

     On June 4, 1997, Forcenergy acquired a 97.75% working interest in certain oil and gas properties located in the Cook Inlet, Alaska from Stewart Petroleum Company ("Stewart") for $18.7 million and assumed operations of the field. The results of operations for the acquired properties are included in the Company's operations beginning June 4, 1997. In October 1997 the Company increased its interest in this field to 100%.

                                 FORCENERGY INC

     On October 22, 1997, Forcenergy, in separate transactions, acquired all of the outstanding common stock of Edisto Resources Corporation ("Edisto") and Convest Energy Corporation ("Convest"). Forcenergy issued approximately 2.8 million shares of common stock valued at $34.96 per share, or approximately $98.9 million. The shareholders of Edisto also received $69.3 million in cash from balances Forcenergy received in the merger. Edisto owned 73% of the outstanding common stock of Convest. The net assets acquired consisted principally of producing oil and gas properties. The results of operations of the acquired properties are included in the Company's operations beginning October 22, 1997.

FORCENERGY AB ACQUISITION

     On December 19, 1997 Forcenergy made a public tender offer for all of the outstanding shares of Forcenergy AB ("FAB"). FAB was formed in 1990 to provide capital for Forcenergy's oil and gas operations in the United States and held 8,740,486 shares of Forcenergy common stock, its only significant asset. During 1998, the Company issued approximately 7.9 million shares valued at $27 per share (the price of the Company's common stock on the date the tender offer was initiated in 1997) in exchange for the tendered shares. The 8,740,486 Forcenergy shares owned by FAB were controlled by Forcenergy, and for accounting and voting purposes were no longer considered outstanding. The acquisition was accounted for as a purchase with results of operations included beginning March 31, 1998. During the fourth quarter of 1999, the Company sold all of the outstanding shares of FAB for $5.5 million in cash, resulting in a gain on the sale of $5.5 million, which is included in interest and other income in the Consolidated Statement of Operations for the year ended December 31, 1999. The Forcenergy shares held by FAB discussed above were cancelled pursuant to the transaction.

NOTE 5 -- PROPERTY, PLANT AND EQUIPMENT

     Investments in property, plant and equipment at December 31, 1999 and 1998 were as follows (in thousands):

                                                              SUCCESSOR   PREDECESSOR
                                                               COMPANY      COMPANY
                                                                1999         1998
                                                              ---------   -----------
Oil and Gas Properties:
  Proved....................................................  $450,000    $1,313,824
  Unevaluated...............................................    60,000       165,885
                                                              --------    ----------
                                                               510,000     1,479,709
Office Equipment............................................     2,000         9,809
Less: accumulated depletion, depreciation and
  amortization..............................................        --      (878,570)
                                                              --------    ----------
Net Property, Plant and Equipment...........................  $512,000    $  610,948
                                                              ========    ==========

     Depletion, depreciation, and amortization for the years ended December 31, 1999, 1998 and 1997 was $116.4 million, $420.9 million (including a $275 million impairment (See Note 3)) and $313.3 million (including a $200 million impairment (See Note 3)), respectively. Under the provisions of fresh-start accounting the Company restated oil and gas properties and office equipment to fair market value at December 31, 1999 (See Notes 1 and 2). Depletion, depreciation and amortization rates per BOE of hydrocarbons produced (using a Mcf-to-Bbl conversion factor of 6 to 1) for the years ended December 31, 1999, 1998 and 1997 were $6.45, $6.84 (exclusive of impairment) and $6.36 (exclusive of impairment), respectively.

     Included in property, plant and equipment are capitalized internal costs relating to oil and gas property acquisition, exploration and development costs of $7.5 million, $10.2 million and $7.9 million for the years ended December 31, 1999, 1998 and 1997, respectively.

                                 FORCENERGY INC

     During the years ended December 31, 1999, 1998 and 1997 the Company capitalized interest of $2.2 million, $4.4 million and $4.2 million, respectively, on expenditures made in connection with exploration and development projects on significant unproved properties that are not subject to current depletion, depreciation or amortization. Interest is capitalized only for the period during which activities to bring the properties to their intended use are ongoing.

     The following sets forth the composition of capitalized costs excluded from the depletion, depreciation, and amortization base at December 31, 1999 and 1998 (in thousands):

                                                              SUCCESSOR   PREDECESSOR
                                                               COMPANY      COMPANY
                                                                1999         1998
                                                              ---------   -----------
Property Acquisition........................................   $43,743      $ 38,458
Development Costs...........................................    16,257       121,983
Interest Capitalized........................................        --         5,444
                                                               -------      --------
                                                               $60,000      $165,885
                                                               =======      ========

     At December 31, 1999, approximately 27% of excluded costs relate to offshore activities in the Gulf of Mexico and 73% relate to offshore activities in Alaska. The inclusion of these costs in the depletion, depreciation and amortization computation will be at the point in time that it is determined, through drilling activities, that proved reserves do or do not exist on the applicable properties, typically within three to five years.

NOTE 6 -- DEBT

     Long-term debt consists of the following at December 31, 1999 and 1998 (in thousands):

                                                              SUCCESSOR   PREDECESSOR
                                                               COMPANY      COMPANY
                                                                1999         1998
                                                              ---------   -----------
New Senior Credit Facility..................................  $314,473      $     --
Prior Senior Credit Facility................................        --       296,700
9 1/2% Senior Subordinated Notes............................        --       175,000
8 1/2% Senior Subordinated Notes............................        --       200,000
                                                              --------      --------
                                                              $314,473      $671,700
                                                              ========      ========

PRIOR SENIOR CREDIT FACILITY

     During 1998, the Company renegotiated, and subsequently amended, the Prior Senior Credit Facility to increase both the maximum loan amount and the borrowing base to $320 million with subsequent mandatory decreases to $300 million on May 1, 1999, and to $275 million on September 1, 1999. The mandatory decreases were stayed by the bankruptcy filing in March 1999. The Prior Senior Credit Facility provided for borrowings on a revolving basis through March 31, 2002, at which time all outstanding amounts under the Facility became due and payable. Advances bore interest at either the prime rate or a Fixed Rate (as defined in the agreement), at the election of the Company. Commitment fees on the unused portion of the Prior Senior Credit Facility were due quarterly at annual rates between .375% and 0.5%. The borrowing base was subject to redetermination semi-annually based on revised reserve estimates. The loan was secured by substantially all of the Company's oil and gas properties. At December 31, 1999 the Company had drawn down $314.5 million under the Prior Senior Credit Facility and an additional $5.4 million of availability was utilized for outstanding letters of credit issued under the Prior Senior Credit Facility. The Prior Senior Credit Facility contained certain covenants, which included maintenance of minimum tangible net worth, certain financial ratios, restrictions on asset sales, affiliated transactions and compensation and certain limitations on

                                 FORCENERGY INC
dividends and additional debt or liens. The Company was in violation of several of the financial covenants as of December 31, 1999 and 1998. As discussed in
Note 1, all amounts drawn under the Prior Senior Credit Facility at December 31, 1998, were shown as liabilities subject to compromise pursuant to the Chapter 11 filing.

     Pursuant to the Reorganization the Company and substantially the same bank lending group entered into the New Senior Credit Facility on February 15, 2000, replacing the Prior Senior Credit Facility (See Notes 1 and 2).

NEW SENIOR CREDIT FACILITY

     The New Senior Credit Facility consists of a $250 million Revolving Credit Facility (the "Revolver") and a $70 million Term Loan (the "Term Loan").

     The amount that can be borrowed under the Revolver is further subject to a borrowing base which has been established at $250 million through February 15, 2001. The Revolver provides for borrowings on a revolving basis through August 15, 2003 at which time all outstanding amounts under the Revolver become due and payable. Advances under the Revolver bear interest at prime plus 1.5% or LIBOR plus 2% per annum at the election of the Company. The agreement provides for a commitment fee on the unused portion of the Revolver at .50% due quarterly. The borrowing base is subject to semi-annual re-determination after the first re-determination on February 15, 2001.

     The terms of the Term Loan provide mandatory quarterly principal repayments of $2.5 million commencing on March 31, 2001, with a $50 million balloon repayment at maturity on August 15, 2003. Interest is payable monthly at the prime rate plus 3% or LIBOR plus 3.5%.

     At March 28, 2000 the Company had drawn down $164.1 million under the Revolver under the New Senior Credit Facility and an additional $5.4 million of availability was utilized for outstanding letters of credit issued under the Revolver, leaving $80.5 million available for general corporate purposes.

     The New Senior Credit Facility is secured by substantially all of the Company's oil and gas properties and contains events of default, representation and warranties and covenants typical for facilities of this type.

SENIOR SUBORDINATED NOTES

     On February 15, 2000, but effective December 31, 1999 for purposes of these financial statements, all of the outstanding Senior Subordinated Notes were exchanged for New Common Stock pursuant to the Reorganization (See Notes 1 and
2). In accordance with SOP 90-7 the Company did not accrue interest on the Senior Subordinated Notes after the Petition Date as it was unlikely such interest would be paid under the Plan. The amount of such unaccrued contractual interest from March 21, 1999, to December 31, 1999, was $26.2 million. The holders of the Notes did not pursue this interest as a part of their claims.

     On November 6, 1996, the Company issued an aggregate principal amount of $175 million of 9 1/2% Senior Subordinated Notes (the "9 1/2% Notes") that matured on November 1, 2006. The 9 1/2% Notes were issued under an Indenture which provided that interest was payable semiannually, in arrears, on May 1 and November 1 of each year, commencing May 1, 1997, with principal due at maturity.

     On February 14, 1997, the Company issued an aggregate principal amount of $200 million in 8 1/2% Senior Subordinated Notes priced at $99.338, with an effective yield to maturity of 8.6% (the "8 1/2% Notes"), that matured on February 15, 2007. The 8 1/2% Notes were issued under an Indenture which provided that interest on the 8 1/2% Notes was payable in cash in arrears semiannually on February 15 and August 15 of each year, commencing August 15, 1997 with principal due at maturity.

                                 FORCENERGY INC

     The Company's aggregate long-term debt maturities for the next five calendar years under the New Senior Credit Facility are as follows (in thousands):

  2000......................................................  $     --
  2001......................................................    10,000
  2002......................................................    10,000
  2003......................................................   294,473
                                                              --------
          Total.............................................  $314,473
                                                              ========

NOTE 5 -- INCOME TAXES

     The Company's benefit for income taxes is as follows (in thousands):

                                                       PREDECESSOR COMPANY
                                                     YEAR ENDED DECEMBER 31,
                                                  -----------------------------
                                                    1999       1998      1997
                                                  --------   --------   -------
Deferred:
  Federal.......................................  $     --   $     --   $17,929
  State.........................................        --         --     2,692
                                                  --------   --------   -------
          Total.................................  $     --   $     --   $20,621
                                                  ========   ========   =======

     The Company's deferred income tax assets were comprised of the following differences between financial and tax reporting at December 31, 1999 and 1998 (in thousands):

                                                      SUCCESSOR     PREDECESSOR
                                                       COMPANY        COMPANY
                                                         1999          1998
                                                      ----------    -----------
Capitalized costs and write-offs....................  $   88,540     $  99,898
Net operating loss carryforwards....................      26,694        59,970
Valuation allowance.................................    (115,234)     (159,868)
                                                      ----------     ---------
Deferred tax asset..................................  $       --     $      --
                                                      ==========     =========

     At December 31, 1999 and 1998, the Company had approximately $115 million and $160 million, respectively, of deferred tax assets available to offset future taxable income for federal purposes. Valuation allowances have been provided against these deferred tax assets as it is assumed that more likely than not, the benefits will not be utilized. The Company continues to evaluate the realizability of its deferred tax assets and its estimate is subject to change.

     A reconciliation of the federal statutory income tax rates to the Company's effective rate is as follows:

                                                        PREDECESSOR COMPANY
                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                      -----------------------
                                                      1999     1998     1997
                                                      -----    -----    -----
Income taxes at federal statutory rates.............   35.0%    35.0%    35.0%
State income tax, less federal benefit..............    3.3      3.3      3.3
Valuation allowance.................................  (38.3)   (38.3)   (25.3)
Other, net..........................................     --       --       .3
                                                      -----    -----    -----
          Total.....................................    0.0%     0.0%    13.3%
                                                      =====    =====    =====


     At December 31, 1999, the Company had a net operating loss carryforward for tax purposes of $69.8 million. The net operating loss will expire unless otherwise utilized beginning in year 2000. The utilization of

                                 FORCENERGY INC
this carryforward is subject to limitations under the Internal Revenue Code.
Section 382 of the Code provides for limitations on the utilization of available net operating loss carryforwards following a change in ownership. The Company's annual limitation on the utilization of its net operating losses is approximately $13.8 million.

     Deferred tax assets will not provide an income tax benefit when realized. Rather, the future realization of these assets will result in an increase in stockholders' equity.

     As a result of its reorganization under Chapter 11 of Title 11 of the United States Code, the Company realized cancellation of indebtedness income of approximately $171.1 million. Although this income is not taxable to the Company for federal or state tax purposes, the Company's net operating loss carryforwards were reduced by a corresponding amount.

NOTE 8 -- STOCK BASED COMPENSATION PLANS

     The Company has adopted the disclosure provisions of SFAS No. 123. Accordingly, no compensation costs have been recorded for the stock options and warrants as the exercise price of all options granted was the fair market value on the date of grant.

STOCK OPTION PLANS

     The following table summarizes the Predecessor Company's stock option activity for 1997, 1998 and 1999 under the 1995 Forcenergy Stock Option Plan, which was cancelled on February 15, 2000 in conjunction with the Reorganization (See Notes 1 and 2):

                                                                                      WEIGHTED
                                                                                      AVERAGE
                                                   NUMBER         OPTION PRICE        EXERCISE
                                                 OF SHARES          PER SHARE          PRICE
                                                 ----------   ---------------------   --------
Outstanding at December 31, 1996...............   2,510,918   $10.00    -    $32.00    $15.25
  Granted......................................   1,512,225    25.81    -     38.88     28.93
  Exercised....................................    (120,562)   10.00    -     26.88     14.73
  Canceled.....................................    (277,579)   10.00    -     36.25     23.70
                                                 ----------   ---------------------   --------
Outstanding at December 31, 1997...............   3,625,002    10.00    -     38.88     20.25
  Granted......................................     708,086     5.56    -     26.75     21.11
  Exercised....................................      (3,675)   10.00    -     14.13     10.28
  Canceled.....................................    (685,971)   10.00    -     38.88     29.60
                                                 ----------   ---------------------   --------
Outstanding at December 31, 1998...............   3,643,442     5.56    -     34.75     18.79
                                                 ----------   ---------------------   --------
  Granted......................................   3,855,408     1.06    -      2.63      1.27
  Canceled.....................................  (7,498,850)    1.06    -     34.75      9.78
                                                 ----------   ---------------------   --------
Outstanding at December 31, 1999...............          --   $   --    -    $   --    $   --
                                                 ==========   =====================   ========

     The 1999 cancellations occurred on February 15, 2000 in conjunction with the Reorganization which for accounting and reporting purposes, was considered effective on December 31, 1999 (See Notes 1 and 2).

                                 FORCENERGY INC

     If compensation expense for the stock options and warrants had been determined and recorded based on the fair value on the grant date, and using the Black-Scholes option pricing model to estimate the theoretical future value of those options, the Company's net income (loss) and net income (loss) per share amounts would have been reduced to the pro forma amounts indicated below:

                                                           PREDECESSOR COMPANY
                                                    ---------------------------------
                                                     1999        1998         1997
                                                    -------    ---------    ---------
Pro forma net income (loss).......................  $97,883    $(320,127)   $(142,585)
                                                    =======    =========    =========
Pro forma net income (loss) per share.............  $  3.95    $  (12.88)   $   (6.16)
                                                    =======    =========    =========

     The weighted average fair value for options granted during 1999, 1998 and 1997 was $.41, $4.98 and $13.30, respectively, under the Black-Scholes model.

     For proforma purposes, the fair value of each option grant is estimated on the date of grant with the following weighted-average assumptions:

                                                              1999    1998    1997
                                                              ----    ----    ----
Expected life (years).......................................   2.4     4.5     4.5
Interest rate...............................................  4.67%    5.5%   6.17%
Volatility..................................................  77.0%   52.9%   45.6%
Dividend yield..............................................    --      --      --

     In February 1999, all options then outstanding were cancelled and reissued with an exercise price of $1.275 per share, the then current fair market value of the underlying stock on that date plus 20%. All other terms of options previously granted to non-executives remained unchanged. The number of options held by executives and directors was reduced by approximately 114,000 shares. As a result of this repricing of options, the plan changed from a fixed option plan to a variable plan for accounting purposes.

     Effective February 15, 2000, the Company terminated the 1995 Stock Option Plan and adopted the Forcenergy Inc 1999 Stock Option Plan (the "1999 Stock Option Plan"), the terms of which are substantially the same as the canceled 1995 Forcenergy Stock Option Plan. Under the 1999 Stock Option Plan, options to purchase 3,000,000 shares of New Common Stock are available for issuance. Effective February 15, 2000, options to purchase approximately 1,328,000 shares of New Common Stock were issued and outstanding, with an exercise price of $10 per share.

EMPLOYEE STOCK PURCHASE PLAN

     On February 15, 2000 the Company adopted the Forcenergy Inc 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan") the terms of which are substantially the same as the previous employee stock purchase plan which was canceled on February 15, 2000 in conjunction with the Reorganization (See Notes 1 and 2). Up to 480,000 shares of New Common Stock are available to be sold to participants under terms of the Stock Purchase Plan. The Stock Purchase Plan permits full-time Company employees, or part-time employees meeting certain criteria, to purchase New Common Stock at a small discount from fair market value through payroll deductions.

                                 FORCENERGY INC

NOTE 9 -- EARNINGS PER SHARE

     The following reconciles the numerators and denominators of the basic and diluted EPS computations (in thousands, except per share data):

                                                          PREDECESSOR COMPANY FOR THE YEARS ENDED DECEMBER 31,
                                         --------------------------------------------------------------------------------------
                                                   1999                          1998                          1997
                                         -------------------------   ----------------------------   ---------------------------
                                                              PER                           PER                           PER
                                          INCOME    SHARES   SHARE     LOSS      SHARES    SHARE      LOSS      SHARES   SHARE
                                         --------   ------   -----   ---------   ------   -------   ---------   ------   ------
BASIC EPS
  Income (loss) available to common
    stockholders.......................  $109,852   24,754   $4.44   $(314,494)  24,856   $(12.65)  $(134,818)  23,142   $(5.83)

EFFECT OF DILUTIVE SECURITIES
  Options and Warrants.................        --       --      --          --       --        (1)         --       --       (1)
                                         --------   ------   -----   ---------   ------   -------   ---------   ------   ------
DILUTED EPS
  Income (loss) available to common
    stockholders and assumed
    exercises..........................  $109,852   24,754   $4.44   $(314,494)  24,856   $(12.65)  $(134,818)  23,142   $(5.83)
                                         ========   ======   =====   =========   ======   =======   =========   ======   ======

---------------

(1) The effect of 415,348 and 1,293,866 shares of potential common stock were anti-dilutive in 1998 and 1997, respectively, due to the losses in both years.

NOTE 10 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Company has historically entered into various financial instruments with off-balance-sheet risk, in the normal course of business, to reduce its exposure to changing commodity prices. The Company normally utilizes these arrangements for portions of its current oil and gas production to achieve more predictable cash flows and to reduce its exposure to fluctuations in oil and gas prices for varying time periods. The remaining portion of current production is not hedged so as to provide the Company the opportunity to benefit from increases in prices on that portion of the production, should price increases materialize. The Company had various instruments in place on the Petition Date, all of which were cancelled at the option of the counterparties subsequent to the Company's bankruptcy filing. The Company received $5.5 million (fair market value of the contracts) in cash in April 1999, in final settlement of the contracts. The settlements were included in oil and gas sales in the Consolidated Statements of Operations for the year ended December 31, 1999.

                                 FORCENERGY INC

     The Company subsequently entered into several new financial hedging contracts ("Swaps") with respect to its future oil and natural gas production. Under these agreements, monthly settlements are based on the differences between the prices specified in the instrument and/or the settlement price of certain oil and gas futures contracts quoted on the New York Mercantile Exchange ("NYMEX"). In instances where the applicable settlement price is less than the price specified in the contract, the Company receives a settlement based on the difference and in instances where the applicable settlement price is higher than the specified prices, the Company pays an amount based on the difference. Swap contracts in place at December 31, 1999 and including contracts entered into after year-end on future oil production were as follows:

                                                                      AVERAGE
                                                     VOLUME IN     NYMEX CONTRACT
                                                   Bbl's PER DAY   PRICE PER Bbl
                                                   -------------   --------------
January 2000 -- March 2000.......................       2,000          $21.85
January 2000 -- May 2000.........................       1,000           21.56
January 2000 -- June 2000........................       8,000           19.28
March 2000.......................................       5,000           30.05
April 2000 -- May 2000...........................       7,000           28.58
April 2000 -- June 2000..........................       2,000           21.00
June 2000........................................       6,000           27.02
July 2000 -- December 2000.......................      12,000           24.86

     Swap contracts in place at December 31, 1999 on future natural gas production were as follows:

                                                                    WEIGHTED AVERAGE
                                                      VOLUME IN          NYMEX
                                                         Mcf            CONTRACT
                                                       PER DAY       PRICE PER Mcf
                                                    -------------   ----------------
January 2000......................................      40,000           $3.04
February 2000.....................................      40,000            2.87
April 2000 -- June 2000...........................     110,000            2.63
July 2000 -- December 2000........................     100,000            2.76

     The instruments contain an element of credit risk and price risk. The company attempts to minimize the extent of credit risk by limiting the counterparties to major banks or significant industry participants. All of these arrangements are entered into on a no-cost basis and are settled monthly. The Company accounts for the swap arrangements as hedging activities and, accordingly, gains or losses are included in oil and gas revenues for the period the production was hedged. The Company recorded hedging gains of $2.7 million and $15.8 million in the years ended December 31, 1999 and 1998, respectively, associated with contracts in place during those periods. The Company's future exposure under the hedging instruments in place at December 31, 1999 and including contracts entered into after year-end (i.e. estimated future loss assuming that NYMEX prices remain at current levels) is estimated to be approximately $15.5 million ($16.9 million assuming extension options are exercised by the counterparty). At December 31, 1999, the Company had $6.0 million in collateral associated with the above contracts on deposit with the counterparty. This cash collateral is included in Other current assets. The Company is required to increase the amount of the deposit to the extent that the market price of oil and gas is higher than the contract price. Subsequent to the year-end the Company made additional deposits of $4 million.

     As an additional hedge on natural gas prices, the Company has also committed to fixed prices on approximately 26 MMCF per day of its estimated first quarter 2000 natural gas production at an average price of $2.69 per Mcf under existing sales contracts with certain of the Company's purchasers of physical production. The Company may enter into additional arrangements in the future as part of its strategy to reduce exposure to commodity price fluctuations.

                                 FORCENERGY INC

     In June 1998 the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement No. 133"). The statement requires companies to report the fair market value of derivatives on the balance sheet and record in income or other comprehensive income, as appropriate, any changes in the fair value of the derivative. Statement No. 133 will become effective with respect to the Company on January 1, 2001. The Company is currently evaluating the impact of the statement.

NOTE 11 -- LEASES

     The following is a schedule, by calendar year, of future minimum rental payments, covering primarily office space, required under operating leases with a term in excess of one year:

                                                              (IN THOUSANDS)
2000........................................................      $1,444
2001........................................................       1,397
2002........................................................       1,000
2003........................................................         164
                                                                  ------
          Total.............................................      $4,005
                                                                  ======

     Total rental expense for operating leases were approximately $1.6 million, $2.0 million and $1.8 million for the years ended December 31, 1999, 1998 and 1997, respectively.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

     The Company is involved in various litigation matters arising in the normal course of business. Management's assessment is that none of these matters are anticipated to have a material adverse affect on the financial position or results of operations of the Company.

NOTE 13 -- SIGNIFICANT CUSTOMERS

     The following table reflects sales to oil and gas purchasers who individually accounted for more than 10% of the Company's total oil and gas revenues in a given year (in thousands):

                                                        PREDECESSOR COMPANY
                                                    ---------------------------
                                                     1999      1998      1997
                                                    -------   -------   -------
Cornerstone Propane, Inc..........................  $28,115   $30,076   $93,342
Torch Energy Corporation..........................   30,281    42,171        --
Tesoro Company....................................   46,139        --        --
H&N Gas Ltd.......................................   47,227        --        --
Texon Corporation.................................       --        --    20,360

     During 1999, four purchasers of the Company's production individually accounted for more than 10% of the value of oil and gas sold by the Company. Based on current demand for oil and natural gas sold, the Company does not believe the loss of these purchasers would have a material adverse effect on the Company's results of operations or cash flow. The Company currently relies on one purchaser for its Alaska production. The contract with this purchaser runs through December 2000 at which time a new contract must be negotiated or another purchaser found. The inability to negotiate a new contract or to find a new purchaser could materially impact the company's results of operations and cash flows.

                                 FORCENERGY INC

NOTE 14 -- CURRENT ASSETS AND LIABILITIES

     Current assets and liabilities include the following:

                                                               SUCCESSOR     PREDECESSOR
                                                                COMPANY        COMPANY
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
CURRENT ASSETS:
Accounts receivable-joint interest billings.................    $  9,199       $  7,331
Accrued oil and gas sales...................................      34,133         22,691
Other.......................................................          --            411
Allowance for doubtful accounts.............................      (2,000)        (2,000)
                                                                --------       --------
          Accounts receivable, net..........................    $ 41,332       $ 28,433
                                                                ========       ========
Prepaid drilling cost.......................................    $  5,393       $  4,789
Royalties and production taxes receivable...................       2,581          5,463
Collateral deposit for hedging contracts....................       5,977             --
Other.......................................................       4,911          9,416
                                                                --------       --------
          Other current assets..............................    $ 18,862       $ 19,668
                                                                ========       ========
CURRENT LIABILITIES:
Accounts payable............................................    $ 58,917       $ 42,183
Accrued drilling cost.......................................      11,693         25,725
Accrued lease operating expenses............................       6,146         12,828
Accrued interest expense....................................      20,917         10,799
Revenue and royalties payable...............................       5,779          4,588
Accrued reorganization costs................................      11,236             --
Other.......................................................       6,240         10,897
                                                                --------       --------
          Accounts payable and accrued liabilities..........    $120,928       $107,020
                                                                ========       ========

NOTE 15 -- SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     During October 1997 Forcenergy acquired Edisto Resources Corporation and Convest Energy Corporation for Forcenergy Old Common Stock and cash balances Forcenergy received in the mergers. The accompanying financial statements include the following attributable to the Edisto and Convest mergers:

Issuance of Old Common Stock................................  $98,934
Working capital acquired....................................   (4,196)
                                                              -------
          Total included in oil and gas properties..........  $94,738
                                                              =======

     On March 31, 1998 the Company issued approximately 7.9 million shares of Old Common Stock valued at $27 per share pursuant to the tender offer for all of the outstanding common stock of FAB (See Note 4).

     The Company paid cash interest costs, including capitalized interest, of $14.2 million, $49.0 million, and $34.8 million for the years ended December 31, 1999, 1998 and 1997, respectively.

                                 FORCENERGY INC

NOTE 16 -- SUPPLEMENTAL QUARTERLY INFORMATION (UNAUDITED)

                                                   (IN THOUSANDS EXCEPT PER SHARE DATA)
                                         --------------------------------------------------------
                                                           PREDECESSOR COMPANY
                                         --------------------------------------------------------
1999                                      FIRST     SECOND     THIRD      FOURTH         ANNUAL
----                                     --------   -------   --------   ---------      ---------
Revenues...............................  $ 59,738   $65,157   $ 67,598   $  74,237      $ 266,730
Income (loss) from operations..........  $ (3,357)  $ 6,048   $ 15,130   $  27,288      $  45,109
Net income (loss)......................  $(10,251)  $ 2,626   $  8,718   $ 108,759(1)   $ 109,852
Net income (loss) per share:
          Basic and Diluted............  $   (.41)  $   .11   $    .35   $    4.39      $    4.44
1998
----
Revenues...............................  $ 71,955   $70,778   $ 67,898   $  62,918      $ 273,549
Income (loss) from operations..........  $  6,984   $ 2,783   $    186   $(277,942)(2)  $(267,989)
Net Loss...............................  $ (1,599)  $(5,611)  $(12,577)  $(294,707)     $(314,494)
Net Loss:
          Basic and Diluted............  $   (.06)  $  (.23)  $   (.51)  $  (11.92)     $  (12.65)


---------------

(1) Includes the revaluation of assets to fair market value of $56.0 million, gain on discharge of indebtedness of $160.0 million and reorganization costs of $13.9 million (See Notes 1 and 2).

(2) Includes $275 million non-cash impairment of oil and gas assets recorded in the fourth quarter of 1998 pursuant to the full cost accounting rules mandated by the Securities and Exchange Commission ("SEC").

NOTE 17 -- SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

COST INCURRED IN OIL AND GAS PRODUCING ACTIVITIES

     Presented below are costs incurred in petroleum property acquisition, exploration and development activities (in thousands):

                                                                   PREDECESSOR COMPANY
                                                              -----------------------------
                                                               1999       1998       1997
                                                              -------   --------   --------
Acquisition of properties:
     Proved properties......................................  $    --   $ 37,880   $168,450
     Unevaluated properties.................................    1,234     17,430     41,907
Exploration costs...........................................   27,475    158,331    176,543
Development costs...........................................   47,836    111,546    106,260
                                                              -------   --------   --------
          Total.............................................  $76,545   $325,187   $493,160
                                                              =======   ========   ========

                                 FORCENERGY INC

CAPITALIZED COSTS RELATED TO OIL AND GAS PRODUCING ACTIVITIES

     The following table presents total capitalized costs of proved and unevaluated properties and accumulated depletion, depreciation and amortization related to oil and gas producing operations (thousands):

                                              SUCCESSOR
                                               COMPANY      PREDECESSOR COMPANY
                                              ---------   -----------------------
                                                1999         1998         1997
                                              ---------   ----------   ----------
Proved properties...........................  $ 450,000   $1,313,824   $  999,126
Unevaluated properties......................     60,000      165,885      165,480
                                              ---------   ----------   ----------
                                              $ 510,000   $1,479,709   $1,164,606
Accumulated depletion, depreciation and
  amortization..............................         --     (874,064)    (455,340)
                                              ---------   ----------   ----------
          Total.............................  $ 510,000   $  605,645   $  709,266
                                              =========   ==========   ==========

     Oil and gas properties were revalued to fair market value at December 31, 1999, pursuant to the Reorganization (See Notes 1 and 2). The Company anticipates evaluating these properties over the next three to five years as it continues its property exploitation and development program.

RESULTS OF OPERATIONS FROM OIL AND GAS PRODUCING ACTIVITIES

     The results of operations from oil and gas producing activities, which do not include revenues associated with the production and sale of sulfur and processing fees for third party gas, and excluding corporate overhead and interest costs are as follows (in thousands):

                                                     PREDECESSOR COMPANY
                                               FOR THE YEAR ENDED DECEMBER 31,
                                              ---------------------------------
                                                1999        1998        1997
                                              ---------   ---------   ---------
Revenues(1).................................  $ 257,646   $ 256,655   $ 292,456
Production costs............................    (91,521)   (103,460)    (81,965)
Depreciation, depletion and amortization....   (114,064)   (145,856)   (113,347)
Impairment of oil and gas properties........         --    (275,000)   (200,000)
Income tax benefit (provision)..............         --          --      20,621
                                              ---------   ---------   ---------
Results of operations for petroleum
  producing activities......................  $  52,061   $(267,661)  $ (82,235)
                                              =========   =========   =========
Average realized sales prices(2):
Liquids (per Bbl)(3)........................  $   15.48   $   12.54   $   17.34
Natural gas (per Mcf).......................  $    2.27   $    2.16   $    2.41

---------------

(1) Does not include 1999 and 1998 financial hedging gains of $8.2 million and $15.8 million respectively, and 1997 financial hedging loss amounting to $10.8 million.

(2) Net of effects of financial hedging and excluding the $5.5 million settlement on the cancellation of hedging contracts by the counterparties subsequent to the Companys filing of Chapter 11.

(3)  Includes condensate, crude oil and natural gas liquids.

RESERVE QUANTITIES (UNAUDITED)

     Estimates of proved reserves of the Company and the related standardized measure of discounted future net cash flow information are based on the reports of independent petroleum engineers. All of the Company's proven reserves are located offshore or onshore- United States. There are numerous uncertainties inherent in estimating oil and natural gas reserves and their estimated values, including many factors beyond the control

                                 FORCENERGY INC
of the producer. The reserve data set forth herein represents only estimates. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially and such reserve estimates may be subject to downward or upward adjustment based upon such factors. Actual production, revenues and expenditures with respect to the Company's reserves will likely vary from estimates, and such variances may be material.

     The present value of estimated future net cash flows included herein should not be construed as the current market value of estimated oil and natural gas reserves attributable to the Company's operations. In accordance with the applicable requirements of the Commission, the estimated discounted net cash flows from proved reserves are based on current prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Current prices in effect as of the valuation date incorporated the estimated effects of hedging agreements in place (See Note 8) as of the valuation date, and for the period the agreements will be in effect. Actual future cash flows will also be affected by factors such as the amount and timing of actual production, supply and demand for oil and natural gas, curtailments or increases in consumption by purchasers and changes in governmental regulation or taxation. The timing of actual future net cash flows from proved reserves, and their actual present value, will be affected by the timing of both production and the incidence of expenses in connection with development and production of oil and gas properties. In addition, the calculation of the present value of the future net revenues using a 10% discount as required by the Commission, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and the risk associated with the Company's reserves or the oil and gas industry in general.

                                 FORCENERGY INC

     The Predecessor Company's estimates of its proved reserves and proved developed reserves of oil and gas as of December 31, 1997, 1998 and 1999 and the changes in its proved reserves are as follows:

                                                              LIQUIDS (1)     GAS
1997                                                            (MBbl)      (MMcf)
----                                                          -----------   -------
Proved developed and undeveloped:
Beginning of year...........................................    54,659      256,913
Production..................................................    (8,210)     (57,737)
Purchases of minerals-in-place..............................    12,229       63,004
Extensions and discoveries..................................        48      110,270
Revisions to previous estimates.............................      (683)       8,311
                                                                ------      -------
End of year.................................................    58,043      380,761
                                                                ======      =======
Proved developed:
          Beginning of year.................................    45,040      187,949
                                                                ======      =======
          End of year.......................................    39,766      309,542
                                                                ======      =======
1998
----
Proved developed and undeveloped:
Beginning of year...........................................    58,043      380,761
Production..................................................    (8,513)     (76,799)
Purchases of minerals-in-place..............................     3,324       44,161
Extensions and discoveries..................................     3,204       47,088
Sales of minerals-in-place..................................      (118)      (6,080)
Revisions to previous estimates.............................    (6,551)     (19,188)
                                                                ------      -------
End of year.................................................    49,389      369,943
                                                                ======      =======
Proved developed:
          Beginning of year.................................    39,766      309,542
                                                                ======      =======
          End of year.......................................    31,746      297,117
                                                                ======      =======
1999
----
Proved developed and undeveloped:
Beginning of year...........................................    49,389      369,943
Production..................................................    (7,877)     (61,048)
Purchases of minerals-in-place..............................        --           --
Extensions and discoveries..................................     2,589        6,929
Sales of minerals-in-place..................................      (429)      (4,544)
Revisions to previous estimates.............................    21,287      (10,664)
                                                                ------      -------
End of year (Successor Company).............................    64,959      300,616
                                                                ======      =======
Proved developed:
          Beginning of year.................................    31,746      297,117
                                                                ======      =======
          End of year (Successor Company)...................    41,650      243,119
                                                                ======      =======

---------------

(1)  Includes crude oil, condensate and natural gas liquids.

     Proved reserves are estimated quantities of liquids and natural gas which geological and engineering data indicate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves, which can be expected to be recovered through existing wells with existing equipment and operating methods.

                                 FORCENERGY INC

     Revisions to previous estimates for the year ended December 31, 1999 were primarily the result of higher prices as related to oil reserves and production declines on certain properties for gas reserves. For the year ended December 31, 1998 revisions to previous estimates were primarily the result of lower prices and the effect of those lower prices on the economic life of the properties). In 1997, an 11 million barrel price-related negative volume reduction in the Alaskan reserves, due to a technical reduction in the economic life of the reserves, was substantially offset by other upward revisions.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)

     The standardized measure of discounted future net cash flows relating to proved oil and gas reserves is as follows (in thousands):

                                                                    PREDECESSOR COMPANY
                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                           --------------------------------------
                                                              1999          1998          1997
                                                           ----------    ----------    ----------
Future cash inflows......................................  $2,158,260    $1,217,620    $1,683,235
Future production costs..................................    (624,130)     (391,478)     (530,327)
Future development and dismantlement costs...............    (326,129)     (280,155)     (311,065)
Future income taxes......................................    (154,910)           --       (52,291)
                                                           ----------    ----------    ----------
Future net cash flows....................................   1,053,091       545,987       789,552
10% annual discount for estimated timing of
  cash flows.............................................    (284,162)     (109,298)     (194,354)
                                                           ----------    ----------    ----------
Standardized measure of discounted future net
  cash flows.............................................  $  768,929    $  436,689    $  595,198
                                                           ==========    ==========    ==========


     The following table summarizes the principal sources of change in the standardized measure of discounted future net cash flows (in thousands):

                                                                    PREDECESSOR COMPANY
                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                            -----------------------------------
                                                              1999         1998         1997
                                                            ---------    ---------    ---------
Standardized measure -- beginning of period...............  $ 436,689    $ 595,198    $ 802,145
Sales of oil and gas produced, net of production costs....   (166,125)    (168,950)    (210,491)
Purchases of minerals-in-place............................         --       19,066      160,608
Extensions and discoveries................................     64,600       72,228      144,126
Sales of minerals-in-place................................     (6,527)      (7,921)      (1,322)
Net changes in prices and production costs................    440,630     (156,301)    (575,863)
Changes in estimated future development and dismantlement
  costs...................................................    (30,974)     (13,327)     (21,217)
Revisions to previous quantity estimates..................     41,586      (14,623)      11,087
Accretion of discount.....................................     43,669       59,520       80,215
Changes in timing of production and other.................     34,782       10,578       (6,635)
Net changes in income taxes...............................    (89,401)      41,221      212,545
                                                            ---------    ---------    ---------
Standardized measure -- end of period.....................  $ 768,929    $ 436,689    $ 595,198
                                                            =========    =========    =========

     The standardized measure is based on current prices as of the valuation date and reflects overall weighted average prices of:

                                                                       PREDECESSOR COMPANY
                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                ---------------------------------
                                                                 1999         1998         1997
                                                                -------      -------      -------
Oil (per Bbl)...............................................    $22.37       $10.67       $14.72
Gas (per Mcf)...............................................    $ 2.34       $ 1.98       $ 2.18

                                 FORCENERGY INC

                 UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS
                 OF SEPTEMBER 30, 2000
                 AND DECEMBER 31, 1999 AND FOR
                 THE THREE AND NINE MONTH PERIODS ENDED
                 SEPTEMBER 30, 2000 AND 1999.

                                 FORCENERGY INC

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                               SEPTEMBER 30,   DECEMBER 31,
                                                                   2000            1999
                                                               -------------   ------------
ASSETS:
CURRENT ASSETS:
     Cash                                                       $   1,257       $  96,506
     Accounts receivable, net                                      40,732          41,332
     Other current assets                                          33,205          18,862
                                                                ---------       ---------
         Total current assets                                      75,194         156,700
                                                                ---------       ---------
PROPERTY, PLANT AND EQUIPMENT, at cost (full cost
     method), net of accumulated depletion, depreciation
     and amortization                                             581,201         512,000
                                                                ---------       ---------
OTHER ASSETS                                                       10,261           6,701
                                                                ---------       ---------
                                                                $ 666,656       $ 675,401
                                                                =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:
     Accounts payable                                           $  11,036       $  11,924
     Accrued liabilities                                           51,758          49,860
     Pre-petition accounts payable and accrued liabilities          1,851          47,908
     Accrued reorganization costs                                      --          11,236
     Current maturities of long-term debt                           7,500              --
                                                                ---------       ---------
         Total current liabilities                                 72,145         120,928
                                                                ---------       ---------
LONG-TERM DEBT                                                    235,644         314,473
                                                                ---------       ---------

COMMITMENTS AND CONTINGENCIES

14% SERIES A REDEEMABLE CUMULATIVE PREFERRED STOCK,
     $.01 par value; 43,005 shares issued
     and outstanding at September 30, 2000                         32,043              --
                                                                ---------       ---------

STOCKHOLDERS' EQUITY:
     Common stock, $.01 par value; 100,000,000 shares
         authorized; 24,271,176 outstanding                           243             240
     Capital in excess of par value                               284,647         239,760
     Retained earnings                                             43,101              --
     Unearned stock compensation                                     (945)             --
     Foreign currency translation                                    (222)             --
                                                                ---------       ---------
         Total stockholders' equity                               326,824         240,000
                                                                ---------       ---------
                                                                $ 666,656       $ 675,401
                                                                =========       =========

              The accompanying notes are an integral part of these
                              financial statements.

                                 FORCENERGY INC

                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      SUCCESSOR         PREDECESSOR        SUCCESSOR        PREDECESSOR
                                                       COMPANY           COMPANY            COMPANY           COMPANY
                                                    -------------      -------------      -------------     -------------
                                                    THREE MONTHS       THREE MONTHS       NINE MONTHS        NINE MONTHS
                                                       ENDED              ENDED              ENDED             ENDED
                                                    SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,     SEPTEMBER 30,
                                                        2000               1999               2000               1999
                                                    -------------      -------------      -------------     -------------
REVENUES:
Oil and gas sales                                    $  95,073          $  67,172          $ 250,170          $ 191,768
Other                                                      249                426                665                725
                                                     ---------          ---------          ---------          ---------
                                                        95,322             67,598            250,835            192,493
                                                     ---------          ---------          ---------          ---------
EXPENSES:
Lease operating                                         21,445             18,563             62,178             67,269
Depletion, depreciation and amortization                29,018             26,993             84,173             90,661
Production taxes                                         1,834              1,128              5,084              3,118
General and administrative                               3,163              3,364             13,125             10,177
                                                     ---------          ---------          ---------          ---------
                                                        55,460             50,048            164,560            171,225
                                                     ---------          ---------          ---------          ---------

INCOME FROM OPERATIONS                                  39,862             17,550             86,275             21,268
Interest and other income                                  448                144              1,983              6,946
Interest expense, net of amounts capitalized            (4,714)            (6,608)           (14,438)           (24,150)
                                                     ---------          ---------          ---------          ---------
INCOME BEFORE REORGANIZATION ITEMS
     AND INCOME TAXES                                   35,596             11,086             73,820              4,064
                                                     ---------          ---------          ---------          ---------
REORGANIZATION ITEMS:
     Interest income                                        --                731                533              1,154
     Professional and administrative fees                   --             (2,420)                --             (3,446)
                                                     ---------          ---------          ---------          ---------
                                                            --             (1,689)               533             (2,292)
                                                     ---------          ---------          ---------          ---------

INCOME BEFORE INCOME TAXES                              35,596              9,397             74,353              1,772
Income tax provision                                   (13,583)              (679)           (28,221)              (679)
                                                     ---------          ---------          ---------          ---------
NET INCOME                                              22,013              8,718             46,132              1,093
PREFERRED STOCK DIVIDEND                                (1,460)                --             (3,031)                --
                                                     ---------          ---------          ---------          ---------
NET INCOME AVAILABLE TO COMMON
     STOCKHOLDERS                                    $  20,553          $   8,718          $  43,101          $   1,093
                                                     =========          =========          =========          =========

NET INCOME PER SHARE:
     Basic                                           $     .85          $     .35          $    1.79          $     .04
     Diluted                                         $     .79          $     .35          $    1.72          $     .04

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                                              24,080             24,756             24,027             24,753
     Diluted                                            25,886             24,756             25,106             24,753


              The accompanying notes are an integral part of these
                              financial statements.

                                 FORCENERGY INC

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                              SUCCESSOR           PREDECESSOR
                                                                               COMPANY              COMPANY
                                                                           ------------          ------------
                                                                             NINE MONTHS           NINE MONTHS
                                                                               ENDED                 ENDED
                                                                            SEPTEMBER 30,         SEPTEMBER 30,
                                                                               2000                  1999
                                                                           ------------          ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                            $     46,132          $      1,093
     Adjustments to reconcile net income to net cash
         provided by operating activities before reorganization
         items:
     Reorganization items                                                            --                 2,292
     Depletion, depreciation and amortization                                    84,173                91,716
     Deferred taxes                                                              28,221                   679
     Equity in net income of affiliate                                             (778)                 (921)
     Reorganization related severance                                             1,933
     Stock compensation                                                             135                    --
     Decrease (increase) in accounts receivable                                     600               (12,526)
     Increase in other current assets                                           (14,646)               (9,605)
     Increase in accounts payable and accrued liabilities                         3,865                21,894
                                                                           ------------          ------------
                                                                                103,503                93,529
                                                                           ------------          ------------
Net cash provided by operating activities before reorganization
     activities                                                                 149,635                94,622
Reorganization items                                                                533                (2,292)
Adjustments to reconcile reorganization activities to cash used in reorganization activities:
Decrease in pre-petition accounts payable and accrued liabilities               (46,057)                   --
Accrued reorganization costs                                                    (11,236)                   --
                                                                           ------------          ------------
Net cash used in reorganization activities                                      (56,760)               (2,292)
                                                                           ------------          ------------
Net cash provided by operating activities after reorganization
     activities                                                                  92,875                92,330
                                                                           ------------          ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisitions                                                                (1,108)                 (794)
     Capital expenditures                                                      (153,416)              (43,181)
     Proceeds from sale of assets                                                 1,150                    60
     Change in other assets                                                      (1,754)                5,661
                                                                           ------------          ------------
Net cash used in investing activities                                          (155,128)              (38,254)
                                                                           ------------          ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings under senior credit facility                                    134,557                26,473
     Repayments under senior credit facility                                   (209,030)               (8,700)
     Issuance of common stock                                                     2,697                   310
     Issuance of preferred stock                                                 38,800                    --
     Preferred dividends                                                            (20)                   --
                                                                           ------------          ------------
Net cash (used in) provided by financing activities                             (32,996)               18,083
                                                                           ------------          ------------
Net increase (decrease) in cash                                                 (95,249)               72,159
Cash at beginning of period                                                      96,506                 1,690
                                                                           ------------          ------------
Cash at end of period                                                      $      1,257          $     73,849
                                                                           ============          ============

              The accompanying notes are an integral part of these
                              financial statements.

                                 FORCENERGY INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

     Forcenergy Inc, a Delaware corporation ("Forcenergy" or the "Company"), and its subsidiaries is an independent oil and gas company engaged in the exploration, acquisition, development, exploitation and production of oil and natural gas properties. The Company's principal areas of operation are the Gulf of Mexico and the Cook Inlet, Alaska.

     Forcenergy and its wholly owned subsidiary Forcenergy Resources Inc. ("Resources") emerged from bankruptcy on February 15, 2000 (see Note 3 for a more detailed discussion of the reorganized entity). The original voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code was filed on March 21, 1999 (the "Petition Date") in order to facilitate the restructuring of the Company's long-term debt, revolving credit, trade and other obligations. While under Chapter 11, certain claims against the Company as of the Petition Date were stayed while the Company continued its operations as a debtor-in-possession and worked to restructure its debt. On January 19, 2000, the Bankruptcy Court approved the Company's Plan of Reorganization (the "Plan"), which became effective on February 15, 2000 (the "Emergence Date").

     The unaudited interim consolidated financial statements of the Company included herein reflect accounting principles set forth in the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code", ("SOP 90-7"), which provides guidance for financial reporting by entities that have filed voluntary petitions for relief under, and have reorganized in accordance with, the Bankruptcy Code. In accordance with guidance provided by SOP 90-7, the consummation of the Plan (the "Reorganization") has been reflected as though effective on December 31, 1999 (the "Effective Date"). Under provisions of SOP 90-7 and fresh-start reporting (see Note 3), the December 31, 1999 Consolidated Balance Sheet is the opening balance sheet of the reorganized company (the "Successor Company"). The December 31, 1999 Consolidated Balance Sheet includes all adjustments necessary to reflect assets at fair market value as of the Effective Date and the Plan's treatment of creditor claims and previous equity interests.

     The unaudited interim consolidated financial statements of the Company included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary to present fairly the information in the accompanying consolidated financial statements have been included. Interim period results are not necessarily indicative of the results of operations or cash flows for a full year period. The unaudited interim consolidated financial statements included herein for the three and nine months ended September 30, 1999 and those of the Company prior to the Reorganization (the "Predecessor Company") may not be comparable in certain respects to the consolidated financial statements of the Successor Company. Capitalized terms not defined herein have the meanings as defined in the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

NOTE 2 - PROPOSED MERGER

     On July 10, 2000 the board of directors of Forcenergy approved a plan of merger with Forest Oil Corporation ("Forest") (NYSE:FST). The plan of merger provides that Forest will issue 1.6 common shares for each Forcenergy common share outstanding and 68.6141 common shares for each Forcenergy share of preferred stock outstanding, plus accrued, unpaid dividends. The merger is subject to shareholder approval for both companies and will be treated as a tax-free reorganization and accounted for as a pooling of interests. The joint proxy statement/prospectus was approved by the Securities and Exchange Commission on November 7, 2000 and declared effective, with the special meeting of shareholders scheduled to be held on December 7, 2000.

NOTE 3 - REORGANIZATION AND FRESH-START REPORTING

     In August 1999, the Company filed with the bankruptcy court a disclosure statement that included the proposed Plan. The disclosure statement was approved by the bankruptcy court on October 22, 1999, the Plan was approved by the bankruptcy court on January 19, 2000 and the Company emerged from bankruptcy on February 15, 2000.

     On February 15, 2000, the Company issued 23,040,000 shares of New Common Stock in exchange for all of the outstanding 8.5% and 9.5% Senior Subordinated Notes (collectively, the "Senior Subordinated Notes"), and in satisfaction of various other unsecured trade obligations. The unsecured claimants were also entitled to participate in the rights offering discussed below.

     Also, on February 15, 2000, the Company and its existing bank lending group entered into a new senior credit facility (the "New Senior Credit Facility") that replaced the Company's prior senior credit facility (the "Prior Facility") and satisfied all pre-petition claims thereunder (see Note 4). Pursuant to provisions of the Plan and the New Senior Credit Facility, the Company paid $66.9 million in cash to the bank group on the Effective Date, which included a repayment of $40 million in principal outstanding under the Prior Facility and $24.3 million in accrued interest.

     In accordance with provisions of the Plan, all outstanding shares of the common stock of the Predecessor Company (the "Old Common Stock") were cancelled effective as of the Emergence Date and the holders of Old Common Stock as of the January 28, 2000 record date received, on a pro-rata basis (i.e. approximately one share of New Common Stock for each 25.849 shares of Old Common Stock held):
(i) 960,000 shares of New Common Stock; (ii) associated warrants to purchase 240,000 shares of New Common Stock at $16.67 per share (expiring on February 15,
2004); and (iii) warrants to purchase 240,000 shares of New Common Stock at $20.83 per share (expiring on February 15, 2005). The cancellation of Old Common Stock and issuance of these equity instruments is reflected in the Successor Company's Consolidated Balance Sheet at December 31, 1999.

     The Plan also required the Company to raise $40 million in additional equity capital through a rights offering to unsecured claimants to purchase preferred stock units, each of which included one share of 14% Series A Cumulative Preferred Stock (the "Preferred Stock") and warrants ("Subscription Warrants") to purchase 45 shares of New Common Stock (collectively, the "Rights Offering"), for $1,000 per unit. On March 20, 2000 the Rights Offering was closed with the issuance of 40,000 shares of Preferred Stock and Subscription Warrants to purchase 1,800,000 shares of New Common Stock. The proceeds from the Rights Offering were $38.8 million net of offering costs of $1.2 million. The Company allocated $29.0 million to Preferred Stock and $11.0 million to the Subscription Warrants (using the Black-Scholes valuation model), which is included in capital in excess of par value. The proceeds were used to pay down amounts outstanding under the New Senior Credit Facility.

     For more detailed discussion of the reorganization and fresh-start reporting refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

NOTE 4 - LONG-TERM DEBT

NEW SENIOR CREDIT FACILITY

     Pursuant to the Reorganization, the Company entered into the New Senior Credit Facility on February 15, 2000 (see Notes 1 and 3).

     The New Senior Credit Facility consists of a $250 million Revolving Credit Facility (the "Revolver") and a $70 million Term Loan (the "Term Loan").

     The amount that can be borrowed under the Revolver is subject to a borrowing base limitation, which has been established initially at $250 million through February 15, 2001. The Revolver provides for borrowings on a revolving basis through August 15, 2003, at which time all outstanding amounts under the Revolver become due and payable. Advances under the Revolver bear interest at prime plus 1.5% or LIBOR plus 2% per annum at the election of the Company. The interest rate under the Revolver was 8.6% at September 30, 2000. The agreement provides for a commitment fee on the unused portion of the Revolver at .50% due quarterly. The borrowing base is subject to semi-annual redetermination after the first redetermination on February 15, 2001.

     The terms of the Term Loan provide mandatory quarterly principal repayments of $2.5 million each commencing on March 31, 2001, with a $50 million lump sum repayment at maturity on August 15, 2003. Interest is payable monthly at the prime rate plus 3% or LIBOR plus 3.5%. The interest rate in effect under the Term Loan was 10.13% at September 30, 2000.

     At October 31, 2000, the Company had drawn down $180.0 million under the Revolver and an additional $5.5 million of availability was utilized for outstanding letters of credit issued thereunder, leaving $64.5 million available for general corporate purposes.

     The New Senior Credit Facility is secured by substantially all of the Company's oil and gas properties and contains events of default, representations and warranties and covenants typical for facilities of this type.

NOTE 5 - EARNINGS PER SHARE

     The following reconciles the numerators and denominators of the basic and diluted EPS computations (in thousands, except per share data):

                                                       SUCCESSOR COMPANY                 PREDECESSOR COMPANY
                                                       THREE MONTHS ENDED                 THREE MONTHS ENDED
                                                       SEPTEMBER 30, 2000                 SEPTEMBER 30, 1999
                                            -------------------------------------   -------------------------------
                                                                          PER                                PER
                                               INCOME       SHARES       SHARE       INCOME     SHARES      SHARE
                                            -----------   -----------  ----------   ---------  --------   ---------
BASIC EPS:
   Income available
     to common stockholders.............    $    20,553        24,080  $     .85    $   8,718     24,756  $     .35

EFFECT OF DILUTIVE SECURITIES:
   Options and warrants ................             --         1,806       (.06)          --         --          --
                                            -----------   -----------  ----------   ---------  ---------  ----------
DILUTED EPS:
   Income available to
     common stockholders
     and assumed exercises..............    $    20,553        25,886  $     .79    $   8,718     24,756  $     .35
                                            ===========   ===========  =========    =========  =========  =========


                                                       SUCCESSOR COMPANY                 PREDECESSOR COMPANY
                                                       NINE MONTHS ENDED                   NINE MONTHS ENDED
                                                       SEPTEMBER 30, 2000                 SEPTEMBER 30, 1999
                                            -------------------------------------   -------------------------------
                                                                          PER                                PER
                                               INCOME       SHARES       SHARE       INCOME     SHARES      SHARE
                                            -----------   -----------  ----------   ---------- --------   ---------
BASIC EPS:
   Income (loss) available
     to common stockholders.............    $    43,101        24,027  $    1.79    $    1,093    24,753  $     .04

EFFECT OF DILUTIVE SECURITIES:
   Options and warrants ................             --         1,079       (.07)           --        --          --
                                            -----------   -----------  ----------   ---------- ---------  ----------
DILUTED EPS:
   Income (loss) available to
     Common stockholders
     And assumed exercises..............    $    43,101        25,106  $    1.72    $    1,093    24,753  $     .04
                                            ===========   ===========  =========    ========== =========  =========


NOTE 6 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Company has historically entered into various financial instruments with off-balance-sheet risk in the normal course of business to reduce its exposure to changing commodity prices. The Company normally utilizes these arrangements for portions of its current oil and gas production to achieve more predictable cash flows and to reduce its exposure to fluctuations in oil and gas prices for varying time periods. The remaining portion of current production is not hedged so as to provide the Company the opportunity to benefit from increases in prices on that portion of the production, should price increases materialize.

     The Company has entered into several financial hedging contracts in the form of swaps and no-cost collars with respect to its future oil and natural gas production. The contracts, which are based on prices available in the financial markets at the time the contracts are entered into, are settled in cash and do not require physical deliveries of hydrocarbons. Under these agreements, monthly settlements are based on the differences between the prices specified in the instrument and/or the settlement price of certain oil and gas futures contracts quoted on the New York Mercantile Exchange ("NYMEX"). In instances where the applicable settlement price is less than the price specified in the contract, the Company receives a settlement based on the difference and in instances where the applicable settlement price is higher than the specified prices, the Company pays an amount based on the difference.

     Contracts in place at September 30, 2000 on future oil production were as follows:

                                                               SWAPS                            COLLARS
                                               ---------------------------------   ---------------------------------
                                                                                                  WEIGHTED AVERAGE
                                                                                                   NYMEX CONTRACT
                                                                WEIGHTED AVERAGE    VOLUME          PRICE PER BBL
                                                VOLUME IN        NYMEX CONTRACT     IN BBLS     --------------------
PERIOD                                         BBLS PER DAY      PRICE PER BBL      PER DAY      FLOOR       CEILING
------                                         ------------      -------------      -------      -----       -------
October 2000 - December 2000                      12,000           $ 23.91
January 2001- December 2001                                                         4,000       $ 26.49      $ 33.65

     Contracts in place at September 30, 2000 on future natural gas production were as follows:

                                                               SWAPS                            COLLARS
                                               ---------------------------------   ---------------------------------
                                                                                                   NYMEX CONTRACT
                                                               WEIGHTED AVERAGE     VOLUME          PRICE PER MCF
                                                VOLUME IN       NYMEX CONTRACT      IN MCFS     --------------------
PERIOD                                         MCFS PER DAY      PRICE PER MCF      PER DAY      FLOOR       CEILING
------                                         ------------      -------------      -------     ------       -------
October 2000 - December 2000                      100,000           $ 2.83
January 2001 - December 2001                                                        20,000      $ 3.75       $ 6.57

     The instruments contain an element of credit risk and price risk. The Company attempts to minimize the extent of credit risk by limiting the counterparties to major banks or significant industry participants. All of these arrangements are entered into on a no-cost basis and are settled monthly. The Company accounts for the swap and collar arrangements as hedging activities and, accordingly, gains or losses are included in oil and gas revenues for the period the production was hedged. The Company recorded a $22.1 million reduction in revenues associated with hedging contracts in place during the quarter ended September 30, 2000 and a $2.1 million reduction in revenues for the three months ended September 30, 1999. The Company recorded a $46.2 million reduction in revenues for the nine months ended September 30, 2000 and a $5.7 million increase in revenues for the nine months ended September 30, 1999 associated with its hedging activities.

NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION

     The Company paid interest of $38.5 million and $14.2 million in the nine-month periods ending September 30, 2000 and 1999, respectively. The increase in interest paid over the previous year's period relates to the implementation of the Plan, as $24.3 million of interest accrued during the reorganization process was paid to the bank group on the Emergence Date.

     The Company paid non-cash dividends to the holders of Preferred Stock, in the form of additional Preferred Stock with a stated value of $3,005,000 during the first nine months of 2000.

NOTE 8 - COMMITMENTS

     In connection with the April 2000 termination of employment of Stig Wennerstrom, the President and Chief Executive Officer of the Company, the Company became obligated to make severance payments equal to approximately 2.5 times Mr. Wennerstrom's base salary. In addition all options previously granted to Mr. Wennerstrom were immediately vested and became exercisable. Mr. Wennerstrom was also granted certain health and life benefits as well as office and secretarial services to be supplied by the Company.

     On April 3, 2000 the Company entered into an employment agreement with Richard G. Zepernick, Jr., its current President and Chief Executive Officer. The employment agreement is subject to early termination by the Company for cause or upon death or incapacity of Mr. Zepernick. If the employment agreement is terminated without cause by the Company or with cause (excluding certain changes in control of the Company) by Mr. Zepernick, the Company is obligated to pay Mr. Zepernick a termination fee equal to 2.0 times the amount of his average annual compensation for the prior two years. Upon a change of control of the Company, Mr. Zepernick will receive a fee equal to 100% of his annual base salary. Also, if Mr. Zepernick is terminated by the Company, or voluntarily terminates his employment, within two years of a change of control, Mr. Zepernick will receive a fee equal to 2.5 times his average annual compensation for the prior two years. If Mr. Zepernick's employment is terminated due to death or permanent disability, he will receive a fee equal to 2.5 times his average annual compensation for the prior two years. The employment agreement also provides for cash incentive bonus payments to be awarded at the discretion of the Board of Directors. The employment agreement expires April 3, 2002 but is subject to automatic annual renewal for one-year periods that can be terminated upon 120 days' prior notice.

NOTE 9 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement No. 133"). The statement requires companies to report the fair market value of derivatives on the balance sheet and record in income or other comprehensive income, as appropriate, any changes in the fair value of the derivative. Statement No. 133 will become effective with respect to the Company on January 1, 2001. The Company is currently evaluating the impact of the statement.

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 is applicable beginning with the Company's fourth quarter of 2000. Based on the Company's current analysis, SAB 101 will not have a material impact on the financial results of the Company.

                             FOREST OIL CORPORATION
                CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS


     On December 7, 2000 Forest Oil Corporation (Forest) announced the completion of its merger with Forcenergy Inc (Forcenergy) and approval of a 1-for-2 reverse split of Forest common stock by Forest shareholders. Pursuant to the terms of the merger agreement, and after giving effect to the reverse split of Forest common shares, Forcenergy stockholders received 0.8 of a Forest common share for each share of Forcenergy common stock they owned and 34.307 Forest common shares for each $1,000 stated value amount of Forcenergy preferred stock.

     The unaudited condensed pro forma combined financial statements included below are presented as if the merger was effective as of December 31, 1999, the effective date of Forcenergy's reorganization and fresh start reporting. These unaudited condensed pro forma combined financial statements combine the historical consolidated balance sheets of Forest and Forcenergy as of September 30, 2000 and December 31, 1999 and the consolidated statements of operations of Forest and Forcenergy for the nine months ended September 30, 2000. The unaudited condensed pro forma combined balance sheets include pro forma adjustments to give effect to the merger and to the reverse stock split. These statements are prepared on the pooling of interests method of accounting for the merger. Under the pooling of interests method, the results of operations of Forcenergy prior to the reorganization and fresh start reporting will not be included in the financial statements of the combined company. The pro forma combined financial statements are based on the assumptions set forth in the notes thereto.

     The information shown below should be read in conjunction with the consolidated historical financial statements and related notes of Forest for the year ended December 31, 1999 contained in its Annual Report on Form 10-K and the consolidated historical financial statements and related notes of Forcenergy filed as part of this Form 8-K/A. The pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the combined financial position or results of operations which would have been realized had the merger been effective during the periods presented or the financial position or results of operations of the combined companies in the future.

                             FOREST OIL CORPORATION
                   CONDENSED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

                                                  Historical                                 Pro Forma
                                            -------------------------     Adjustments         Combined
                                               Forest      Forcenergy       (Note B)           Forest
                                            -----------    ----------     ------------       ----------
                                                                  (In Thousands)
ASSETS
Current assets:
   Cash and cash equivalents                 $   7,807        1,257             --               9,064
   Accounts receivable                          90,843       40,732             --             131,575
   Other current assets                         23,149       12,307             --              35,456
                                             ---------     --------        -------           ---------
         Total current assets                  121,799       54,296             --             176,095

Net property and equipment, at cost            738,462      581,201             --           1,319,663

Goodwill and other intangible assets, net       19,830           --             --              19,830

Other assets                                     9,074       10,261             --              19,335
                                             ---------     --------        -------           ---------
                                             $ 889,165      645,758             --           1,534,923
                                             =========     ========        =======           =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                          $  93,706       28,832         36,000 (3)         158,538
   Accrued interest                              3,172           57             --               3,229
   Pre-petition accounts payable and
      accrued liabilities                           --        1,851             --               1,851
   Other current liabilities                     2,586       20,507             --              23,093
                                             ---------     --------        -------           ---------
         Total current liabilities              99,464       51,247         36,000             186,711

Long-term debt                                 414,447      232,500             --             646,947
Other liabilities                               12,289        3,144             --              15,433
Deferred income taxes                           12,417           --             --              12,417

Redeemable preferred stock                          --       32,043        (32,043) (1)             --

Shareholders' equity:
   Common stock                                  5,428          243          3,935  (1)          4,803
                                                                            (4,803) (2)
   Capital surplus                             725,991      284,647         28,108  (1)      1,040,182
                                                                             4,803  (2)
                                                                            (3,367) (3)
   Retained earnings (deficit)                (367,071)      43,101        (32,633) (3)       (356,603)
   Unearned compensation                             -         (945)            --                (945)
   Accumulated other comprehensive loss        (10,534)        (222)            --             (10,756)
   Treasury stock, at cost                      (3,266)          --              -              (3,266)
                                             ---------     --------        -------           ---------
         Total shareholders' equity            350,548      326,824         (3,957)            673,415
                                             ---------     --------        -------           ---------
                                             $ 889,165      645,758             --           1,534,923
                                             =========     ========        =======           =========


  See accompanying notes to condensed pro forma combined financial statements.

                             FOREST OIL CORPORATION
                   CONDENSED PRO FORMA COMBINED BALANCE SHEET
                                DECEMBER 31, 1999
                                   (UNAUDITED)


                                                  Historical                                 Pro Forma
                                            -------------------------     Adjustments         Combined
                                               Forest      Forcenergy       (Note B)           Forest
                                            -----------    ----------     ------------       ----------
                                                                  (In Thousands)
ASSETS
Current assets:
   Cash and cash equivalents                $   3,155          96,506          --               99,661
   Accounts receivable                         64,719          41,332          --              106,051
   Other current assets                         3,484          18,862          --               22,346
                                            ---------        --------     -------            ---------
         Total current assets                  71,358         156,700          --              228,058

Net property and equipment, at cost           697,616         512,000          --            1,209,616

Goodwill and other intangible assets, net      22,092              --          --               22,092

Other assets                                    8,986           6,701          --               15,687
                                            ---------        --------     -------            ---------
                                            $ 800,052         675,401          --            1,475,453
                                            =========        ========     =======            =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                         $  72,589          82,535          --              155,124
   Accrued interest                            10,105          20,917          --               31,022
   Other current liabilities                    3,481          17,476          --               20,957
                                            ---------        --------     -------            ---------
         Total current liabilities             86,175         120,928          --              207,103

Long-term debt                                371,680         314,473          --              686,153
Other liabilities                              14,262              --          --               14,262
Deferred income taxes                           8,951              --          --                8,951

Shareholders' equity:
   Common stock                                 5,381             240       3,600 (1)            4,611
                                                                           (4,610)(2)
   Capital surplus                            721,832         239,760      (3,600)(1)          962,602
                                                                            4,610 (2)
   Accumulated deficit                       (396,007)             --          --             (396,007)
   Accumulated other comprehensive loss       (11,774)             --          --              (11,774)
   Treasury stock, at cost                       (448)             --          --                 (448)
                                            ---------        --------     -------            ---------
         Total shareholders' equity           318,984         240,000          --              558,984
                                            ---------        --------     -------            ---------
                                            $ 800,052         675,401          --            1,475,453
                                            =========        ========     =======            =========


  See accompanying notes to condensed pro forma combined financial statements.

                             FOREST OIL CORPORATION
              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)

                                                                    Historical             Pro Forma
                                                              -----------------------       Combined
                                                               Forest      Forcenergy        Forest
                                                              --------     ----------      ---------
                                                              (In Thousands Except Per Share Amounts)
Revenue:
     Marketing and processing                                 $170,691            --        170,691
     Gas sales                                                 119,507       123,237        242,744
     Oil sales                                                  63,744       127,598        191,342
                                                              --------       -------        -------
         Total oil and gas sales                               183,251       250,835        434,086
                                                              --------       -------        -------
              Total revenue                                    353,942       250,835        604,777

Operating expenses:
     Marketing and processing                                  168,282            --        168,282
     Oil and gas production                                     33,805        67,262        101,067
     General and administrative                                 12,592        13,125         25,717
     Depreciation and depletion                                 69,565        84,173        153,738
                                                              --------       -------        -------
              Total operating expenses                         284,244       164,560        448,804
                                                              --------       -------        -------
     Earnings from operations                                   69,698        86,275        155,973

     Other income and expense:
         Other expense (income), net                               516        (2,516)        (2,000)
         Interest expense                                       28,221        14,438         42,659
         Translation loss on subordinated debt                   7,638            --          7,638
                                                              --------       -------        -------
              Total other income and expense                    36,375        11,922         48,297
                                                              --------       -------        -------
     Earnings before income taxes and extraordinary item        33,323        74,353        107,676

     Income tax expense:
         Current                                                   631            --            631
         Deferred                                                3,756        28,221         31,977
                                                              --------       -------        -------
                                                                 4,387        28,221         32,608
                                                              --------       -------        -------
     Earnings from continuing operations                      $ 28,936        46,132         75,068
                                                              ========       =======        =======
     Basic weighted average number of common
       shares outstanding                                       26,928                       47,575
                                                              ========                      =======
     Diluted weighted average number of common
       shares outstanding                                       27,251                       48,762
                                                              ========                      =======
     Basic earnings per common share from continuing
       operations                                             $   1.07                         1.58
                                                              ========                      =======
     Diluted earnings per common share from continuing
       operations                                             $   1.06                         1.54
                                                              ========                      =======


  See accompanying notes to condensed pro forma combined financial statements.

                             FOREST OIL CORPORATION
           NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


A.   BASIS OF PRESENTATION

     The accompanying unaudited condensed pro forma combined balance sheets and unaudited condensed pro forma combined statements of operations are presented as if the merger of Forest and Forcenergy and the 1-for-2 reverse split of Forest common stock were effective as of December 31, 1999, the effective date of the reorganization and fresh start reporting for Forcenergy. The merger was accounted for as a pooling of interests.

     In the opinion of Forest management, these pro forma statements include all adjustments necessary for a fair presentation of pro forma financial statements. Accounting policies used in the preparation of the pro forma statements are those disclosed in Forest's and Forcenergy's consolidated financial statements filed on Form 10-K. Adjustments to conform the accounting policies of Forest and Forcenergy are insignificant.

     The pro forma statements are not necessarily indicative either of the results that actually would have been achieved if the transactions reflected therein had been effective during the periods presented or of results which may be obtained in the future. In preparing these pro forma statements, no adjustments have been made to reflect transactions which have occurred since the dates of the pro forma financial statements.

     The pro forma statements should be read in conjunction with the description of the merger of Forest and Forcenergy in the Joint Proxy Statement of Forest and Forcenergy as filed with the SEC, the historical financial statements and related notes of Forest as filed on Form 10-K for the year ended December 31, 1999 and the historical financial statements and related notes of Forcenergy filed as part of this Form 8-K/A.

B.   PRO FORMA ADJUSTMENTS

     These pro forma financial statements give effect to the following adjustments:

     1. The issuance by Forest of 0.8 Forest common shares for each share of Forcenergy common stock and the issuance of 34.307 Forest common shares for each $1,000 stated value of Forcenergy preferred stock.

     2.   A 1-for-2 reverse stock split of Forest common shares.

     3. Transaction costs, including fees for advisors, attorneys and other consultants and incremental direct costs of completing the merger, are estimated to be approximately $36 million (approximately $33 million after tax) and will be charged to expense on and after consummation of the merger. For the purposes of the pro forma financial statements, these transaction costs, net of the related income tax effect, have been recorded as an increase in accumulated deficit at September 30, 2000.